UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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THE ST. JOE COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2009

The 2009 Annual Meeting of Shareholders of The St. Joe Company will be held in the Riverfront Conference Room at 245 Riverside Avenue, Jacksonville, Florida 32202, on Tuesday, May 12, 2009, at 10:00 a.m., eastern time.

Shareholders will vote on the following matters:

1.	Election of eight members of our Board of Directors to serve until the next annual meeting;

2.	Approval of The St. Joe Company 2009 Equity Incentive Plan as described in this proxy statement and attached hereto as Appendix A, which includes reserving 2,000,000 shares of our common stock for issuance under the Plan;

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year; and

4.	Any other matters properly brought before the meeting.

Shareholders of record as of the close of business on March 20, 2009, are entitled to vote at the meeting. Your vote is important. If you are unable to attend the annual meeting, we urge you to cast your vote over the internet (as instructed in the Notice of Internet Availability of Proxy Materials) or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

Even if you have voted over the internet, by telephone or by returning a completed proxy card, you may still attend the meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legally valid proxy issued in your name from that record holder.

By Order of the Board of Directors,

Christine M. Marx
General Counsel and Corporate Secretary
Dated: March 31, 2009

The St. Joe Company
245 Riverside Avenue, Suite 500
Jacksonville, Florida 32202

PROXY STATEMENT

This proxy statement contains information about the 2009 Annual Meeting of Shareholders of The St. Joe Company. The meeting will be held on Tuesday, May 12, 2009, beginning at 10:00 a.m., eastern time, in the Riverfront Conference Room at 245 Riverside Avenue, Jacksonville, Florida 32202. This proxy statement is first being made available to our shareholders on or about March 31, 2009, in connection with the solicitation of proxies by the Board of Directors for the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2009: Our proxy statement and 2008 Annual Report are available at www.proxyvote.com.

I. General Information About the Annual Meeting

Who can vote at the annual meeting?

You are entitled to vote at the annual meeting if our records show that you held shares of common stock of the Company as of March 20, 2009. At the close of business on March 20, 2009, a total of 92,488,861 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock has one vote. Your Notice of Internet Availability of Proxy Materials (“Notice”) shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties except as required by law.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document may also be called a proxy or a proxy card. Two of our officers, Wm. Britton Greene and Christine M. Marx, will serve as the proxies for the annual meeting. This means that when you submit a proxy card, these two officers will vote your shares on your behalf.

What is the difference between being a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “shareholder of record” for those shares. We are mailing a Notice to you directly.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice will be forwarded to you by your bank, broker or other nominee. The bank, broker or other nominee is the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. Beneficial owners that receive a

Notice by mail from the shareholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions.

What am I voting on and what are the Board’s voting recommendations?

Our shareholders will be voting on the following matters:

•	Proposal 1 asks you to elect eight members of our Board of Directors to serve until the next annual meeting. The Board recommends that you vote for all nominees.

•	Proposal 2 asks you to approve our 2009 Equity Incentive Plan as described in this proxy statement and attached hereto as Appendix A, which includes reserving 2,000,000 shares of our common stock for issuance under the Plan. The Board recommends that you vote for this proposal.

•	Proposal 3 asks you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year. The Board recommends that you vote for this proposal.

We are not aware of any other matters to be presented at the meeting except for those described in this proxy statement. If any other matters are properly presented at the meeting, the appointed proxies will use their own judgment to determine how to vote your shares. If the meeting is continued or postponed, your common stock may be voted by the proxies at the new meeting as well, unless you revoke your proxy instructions.

What is the Notice Regarding Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder, we may now furnish proxy materials via the internet. All shareholders of record will receive from us a Notice Regarding Internet Availability of Proxy Materials. If you are a beneficial owner, you will receive a Notice from your bank, broker or other nominee. The Notice will be mailed on or about March 31, 2009.

On the date of mailing of the Notice, shareholders will be able to access all of the proxy materials on www.proxyvote.com, the web site referred to in the Notice. The proxy materials will be available free of charge. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our 2008 Annual Report) over the internet. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice and would like to receive printed copies of the proxy materials, you should follow the instructions in the Notice for requesting such materials.

Beneficial owners that request a printed copy of the proxy materials also may receive a voting direction card and voting instructions from their bank, broker or other nominee. Those beneficial owners may mail the voting direction card, or may vote by telephone or over the internet as instructed by their bank, broker or other nominee.

How do I vote?

Shareholders of record may vote using any of the methods described below. If your shares are held in the name of a bank, broker or other nominee, your nominee will provide you with voting instructions.

By Internet or Telephone.  Our internet and telephone voting procedures for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions are properly recorded.

You may access the internet voting site at www.proxyvote.com to complete an electronic proxy card. Please have your Notice in hand when you go online. You will receive instructional screen prompts to guide you through the voting process. You also will have the ability to confirm your voting selections before your vote is recorded.

You can vote by calling toll free 1-800-690-6903 within the U.S., Canada and Puerto Rico. Please have your Notice in hand when you call. You will receive voice prompts to guide you through the process, and will have an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m., eastern time, on May 11, 2009.

The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your bank, broker or other nominee. You should follow the voting instructions in the materials that you receive from your nominee.

By Mail.  If you request a paper copy of the proxy materials, you should mark, date and sign the proxy card and return it in the postage-paid envelope provided. The named proxies will vote any signed but unmarked proxy cards per the Board’s recommendations. If you are a shareholder of record and the prepaid envelope is missing, please mail your completed proxy card to The St. Joe Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

In Person at the Annual Meeting.  All shareholders may vote in person at the annual meeting. Voting your proxy by internet, telephone or mail does not limit your right to vote at the annual meeting. You also may be represented by another person at the annual meeting by executing a legally valid proxy designating that person to vote on your behalf.

If you are a beneficial owner of shares, you must obtain a legally valid proxy from your bank, broker or other nominee and present it to the inspector of elections with your ballot to be able to vote at the annual meeting. A legally valid proxy is an authorization from your bank, broker or other nominee to vote the shares held in the nominee’s name that satisfies Florida and SEC requirements for proxies.

Can I change or revoke my proxy vote?

Yes. If you are a shareholder of record, you can change your proxy vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote over the internet or by telephone;

•	returning a signed proxy card with a later date;

•	notifying our Corporate Secretary in writing at The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202; or

•	submitting a written ballot at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the annual meeting if you obtain a legally valid proxy from the shareholder of record as described in the answer to the previous question.

Your personal attendance at the annual meeting does not revoke your proxy. Your last vote, prior to or at the annual meeting, is the vote that will be counted.

What if I return my proxy card but do not provide voting instructions?

Proxies and voting direction cards that are signed and returned but do not contain voting instructions will be voted:

•	“For” the election of the eight director nominees;

•	“For” the approval of our 2009 Equity Incentive Plan;

•	“For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year; and

•	In the best judgment of the named proxies on other matters properly brought before the annual meeting.

How many shares or votes must be present to hold the annual meeting?

In order for us to conduct our annual meeting, a majority of the shares outstanding and entitled to vote as of March 20, 2009 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the annual meeting if you attend the annual meeting and vote in person or if you properly return a proxy by internet, telephone or mail. We will count abstentions and broker non-votes (as defined below) for purposes of determining a quorum.

Will my shares be voted if I do not provide my proxy or voting direction card?

If you are a shareholder of record, your shares will not be voted unless you provide a proxy or vote in person at the annual meeting. If you hold shares through an account with a bank, broker or other nominee and you do not provide voting instructions on a voting direction card, your shares may still be voted on certain matters.

Brokerage firms have authority under New York Stock Exchange (“NYSE”) rules to vote shares on routine matters for which their customers do not provide voting instructions at least 10 days before the meeting. The election of directors and the ratification of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year are considered routine matters. The approval of an equity incentive plan is not considered a routine matter. If a proposal is not routine and the brokerage firm does not receive voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are known as “broker non-votes.” We do not count broker non-votes as votes for or against any proposal. Broker non-votes, however, count for quorum purposes.

What is an abstention?

An “abstention” will occur at the annual meeting if you mark your vote for Proposal 2 or 3 as “abstain” or if you attend the annual meeting, but do not vote on any proposal or other matter which is required to be voted on by our shareholders at the annual meeting. We do not count abstentions as votes for or against any proposal. Abstentions, however, count for quorum purposes.

What vote is required to approve each proposal?

Proposal 1:	The plurality of the votes cast at the annual meeting will determine the election of the directors. This means that the eight nominees receiving the highest number of votes will be elected.

Proposal 2:	Our 2009 Equity Incentive Plan will be approved if the number of votes cast at the annual meeting for the approval of the Plan exceeds the number of votes cast at the annual meeting against the approval of the Plan.

Proposal 3:	KPMG LLP will be ratified as our independent registered public accounting firm for the 2009 fiscal year if the number of votes cast at the annual meeting for ratification exceeds the number of votes cast at the annual meeting against ratification.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of elections for the annual meeting.

Who pays for the costs of this proxy solicitation?

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our employees may solicit proxies personally and by telephone. No employee will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

What is “householding,” and how does it affect me?

If you and other residents at your mailing address are beneficial owners of shares held in street name, your bank, broker or other nominee may have given you notice that each household will receive only one annual report and proxy statement or Notice, as applicable, for each company in which you hold stock through that broker or bank. This practice is known as “householding.” Unless you responded that you do not wish to participate in householding, you will be deemed to have consented to participating, and only one copy of our Notice will be sent to that address.

If you wish to receive your own Notice for this year or for future years, or if you share an address with another shareholder and would like to receive only one Notice, please contact our Corporate Secretary at The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202 (904-301-4200), being sure to supply the names of all shareholders at the same address, the name of the bank or brokerage firm, and the account number(s). The revocation of a consent to householding will be effective 30 days after the revocation notice is received.

Can I receive paper copies of your proxy materials, including the 2008 Annual Report?

If you would like a paper copy of our proxy statement, proxy card and 2008 Annual Report (which includes our 2008 Form 10-K), we will provide them without charge, upon request, to any holder of record or beneficial owner of common stock entitled to vote at the annual meeting. Requests for paper copies should be made by telephone or over the internet according to the instructions provided in the Notice.

Can I find additional information on the Company’s website?

Yes. Although the information contained on our website is not part of this proxy statement, you will find information about the Company, including our Board, charters of Board committees, excerpts from our Amended and Restated Articles of Incorporation and Bylaws, Code of Conduct and Governance Principles and Policies at http://ir.joe.com/governance.cfm. Our filings with the SEC, including our 2008 Annual Report on Form 10-K and this proxy statement, and information about insider transactions are available on our website at http://ir.joe.com/sec.cfm. Additional information about insider transactions may be found at http://ir.joe.com/transactions.cfm.

Shareholders may obtain, without charge, paper copies of any of the above documents by writing to: The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202, Attn: Investor Relations.

II.  Proposals

Proposal No. 1
Election of Directors

Eight directors are to be elected at the annual meeting to serve on our Board of Directors, and the nominees are described below. We currently have one vacancy on the Board due to a director resignation in November 2008. The Board’s Governance and Nominating Committee continues to seek a qualified candidate to fill this position. See page 26 for additional information regarding the Governance and Nominating Committee.

Each director elected at the annual meeting will hold office until the next annual meeting and the election of a successor. All of the nominees are current directors of the Company. Each has agreed to be named in this proxy statement and to serve if elected.

Information About the Nominees

Michael L. Ainslie Director since 1998	Age 65	Mr. Ainslie, a private investor, was the President, Chief Executive Officer and a director of Sotheby’s Holdings from 1984 to 1994. From 1980 to 1984, Mr. Ainslie was President and Chief Executive Officer of the National Trust for Historic Preservation. He is a Trustee of Vanderbilt University, serves as Chairman Emeritus of the Posse Foundation and also serves on the Board of Lehman Brothers, Inc.

Hugh M. Durden Director since 2000 Chairman since 2008 Lead Director from 2003 to 2008	Age 66	Mr. Durden has served as Chairman of the Board of the Company since August 2008, and as Lead Director from 2003 to 2008. He has also served as Chairman of The Alfred I. duPont Testamentary Trust since January 2005. From 1997 through 2004, Mr. Durden was the representative of the corporate trustee of the Trust. From 1972 until 2000, he was an executive with Wachovia Corporation, serving as President of Wachovia Corporate Services from 1994 to 2000. He is a director of The Nemours Foundation, Chairman of the EARTH University Investment Committee and a director of Web.com Group, Inc., a website design and internet services company.

Thomas A. Fanning Director since 2005	Age 52	Mr. Fanning is the Chief Operating Officer of The Southern Company, previously serving as its Executive Vice President and Chief Financial Officer from 2003 through 2007. He has held various other management positions with The Southern Company and its affiliates since 1980, including serving as Chief Executive Officer of Gulf Power Company from 2002 to 2003, and Chief Financial Officer of Georgia Power Company from 1999 to 2002. Mr. Fanning also serves as a trustee of the Southern Center for International Studies and The Georgia Institute of Technology Advisory Board.

Wm. Britton Greene Director since 2008	Age 54	Mr. Greene has served as Chief Executive Officer of the Company since May 2008 and as President since October 2007. He was promoted to Chief Operating Officer in August 2006. He joined us in January 1998 as Vice President of West Florida residential and resort operations and was appointed President of West Florida in 2000, President of St. Joe Towns & Resorts in February 2004 and President of St. Joe Commercial in March 2006. Prior to joining us, Mr. Greene was president of Markborough Florida, a real estate development firm, from 1992 to 1997. Mr. Greene is a current Trustee and past president of The St. Joe Community Foundation, a member of the Florida Council of 100, a member of the University of Florida Real Estate Advisory Board, and a director of the University of North Florida Foundation.

Dr. Adam W. Herbert, Jr. Director since 2004	Age 65	Dr. Herbert served as President of Indiana University from 2003 until his retirement in July 2007, and now serves as President and Professor Emeritus. From 2001 to 2003, Dr. Herbert was Regents Professor and Executive Director of The Florida Center for Public Policy and Leadership of the University of North Florida. From 1998 through 2001, he served as Chancellor of the State University System of Florida. Dr. Herbert served as the President of the University of North Florida from 1989 through 1998. Dr. Herbert is also a director of the Indiana University Foundation.

Delores M. Kesler Director since 2004	Age 68	Ms. Kesler has served as Chairman of ATS Services, Inc., a human resource solutions company, and Chairman and Chief Executive Officer of Adium, LLC, a capital investment company, since 1997. Ms. Kesler is also a founder of Accustaff, Inc. (now MPS Group, Inc.), a strategic staffing, consulting and outsourcing company, and served as its Chairman and Chief Executive Officer from 1978 until her retirement in 1997. Ms. Kesler currently serves as the lead independent director of PSS World Medical, Inc., a distributor of medical products.

John S. Lord Director since 2000	Age 62	Mr. Lord has served as the Chairman of The Nemours Foundation since 2007. He retired as President of Bank of America — Central Florida in 2000. He held various positions with Bank of America and its predecessor banks for over 20 years. Mr. Lord has served as a trustee of The Alfred I. duPont Testamentary Trust and a director of The Nemours Foundation since 2000. Mr. Lord also serves as a director of ABC Fine Wine and Spirits, an Overseer at the Crummer School of Business at Rollins College in Winter Park, Florida and a member of the Florida Council of 100.

Walter L. Revell Director Since 1994	Age 74	Mr. Revell has been Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc. since 1984. He was also Chairman of the Board and Chief Executive Officer of H. J. Ross Associates, Inc., consulting engineers and planners, from 1991 through 2002. He was President, Chief Executive Officer and a director of Post, Buckley, Schuh & Jernigan, Inc., consulting engineers and planners, from 1975 through 1983. He served as Secretary of Transportation for the State of Florida from 1972 to 1975. He is also a director of International Finance Bank; Edd Helms Group, a diversified services company in electrical, air-conditioning and data communications; and NCL Corporation Ltd., the holding company for Norwegian Cruise Line and other brands. Mr. Revell is also a member of the Florida Council of 100.

The Board recommends the shareholders vote FOR election of each of the director nominees listed above to serve until the next annual meeting and the election of a successor.

Proposal No. 2
Approval of The St. Joe Company 2009 Equity Incentive Plan

Overview and Purpose of the 2009 Plan

At the Annual Meeting, the shareholders will be asked to approve adoption of The St. Joe Company 2009 Equity Incentive Plan (the “2009 Plan”). The Board of Directors adopted the 2009 Plan on February 10, 2009, subject to approval by the shareholders. The 2009 Plan is intended to replace our 1997 Stock Incentive Plan, 1998 Stock Incentive Plan, 1999 Stock Incentive Plan and 2001 Stock Incentive Plan (the “Existing Plans”). If the shareholders approve the 2009 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Existing Plans.

Our Board of Directors believes that the 2009 Plan will be a critical part of our overall compensation strategy and is necessary for the purpose of attracting, motivating, retaining and rewarding the best available persons for positions of substantial responsibility in the Company. The 2009 Plan establishes a program that will permit the Compensation Committee to choose from among a range of equity awards to provide for the periodic grant of share-based compensation to employees and directors. Equity awards under the 2009 Plan will serve to align the interests of our officers, directors and key employees with the interests of our shareholders and will provide appropriate incentives to increase shareholder value and to promote our long-term growth and profitability.

Because of the ages of the Existing Plans, the shares reserved for issuance under the Existing Plans have been substantially depleted. As of March 20, 2009, there were only 262,256 shares available for issuance under the Existing Plans. To continue the compensation strategies described above, we need a new equity incentive plan with a new pool of shares available for issuance. If approved, the 2009 Plan will reserve for issuance a new pool of 2,000,000 shares, and the 262,256 shares currently reserved under the Existing Plans will no longer be available for issuance. The 2009 Plan also provides for additional types of equity awards than are available under the Existing Plans, which will provide the flexibility needed to grant equity awards of appropriate size and form.

Internal Revenue Code Section 162(m)

The 2009 Plan is designed to preserve our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the 2009 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to certain highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, and performance awards granted under the 2009 Plan to qualify as “performance-based” within the meaning of Section 162(m), the shareholders are asked to approve the 2009 Plan. By approving the adoption of the 2009 Plan, the shareholders will be approving, among other things:

•	the eligibility requirements for participation in the 2009 Plan;

•	the maximum numbers of shares for which stock options, stock appreciation rights, awards of restricted stock or restricted stock units based on the attainment of performance goals and performance awards payable in shares of common stock may be granted to a participant in any fiscal year;

•	the maximum aggregate cash payout with respect to performance awards granted in any fiscal year to a participant; and

•	the performance measures upon which performance awards and certain awards of restricted stock and restricted stock units may be based.

Summary of the 2009 Plan

The material features of the 2009 Plan are summarized below. The summary below is not a complete description of the 2009 Plan and is qualified in its entirety by reference to the 2009 Plan, the full text of which is attached to this proxy statement as Appendix A.

Types of Awards.  The 2009 Plan allows us to grant stock options (both incentive stock options and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, or any combination of these. These types of awards are more fully described below.

Administration.  The 2009 Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will determine in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. Each award granted under the 2009 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the terms and conditions of the award. The Compensation Committee will interpret the 2009 Plan and awards granted under the 2009 Plan, and all determinations of the Compensation Committee will be final and binding. Once approved by the shareholders, the 2009 Plan will remain in effect until terminated by the Compensation Committee.

Eligibility.  Our directors and employees, and employees of our subsidiaries, are eligible to receive grants of awards under the 2009 Plan. As of March 20, 2009, we had approximately 191 employees and seven directors who would be eligible to participate under the 2009 Plan. Actual participants in the 2009 Plan will be selected from this class of eligible persons by the Compensation Committee. In February 2009, only 56 employees received equity grants under our Existing Plans.

Authorized Shares.  A total of 2,000,000 shares of our common stock will be authorized for issuance under the 2009 Plan if it is approved by our shareholders. The Board of Directors will not make any additional awards under the Existing Plans if the shareholders approve the 2009 Plan. The shares of our common stock reserved for issuance pursuant to the 2009 Plan are subject to adjustment in the event of any change in corporate capitalization such as a stock split, stock dividend, reorganization, recapitalization or similar change in our corporate structure or the outstanding shares of our common stock.

Adjustment for Certain Unissued Shares or Forfeited Awards.  If any award granted under the 2009 Plan expires, is forfeited or otherwise terminates for any reason without having been vested, exercised or settled in full, the shares subject to such award will again become available for issuance under the 2009 Plan. Shares delivered to or withheld by the Company to pay the exercise price of an option or to satisfy a tax withholding obligation will not again be made available for issuance under the 2009 Plan. Shares will not be treated as having been issued under the 2009 Plan and will not reduce the number of shares available for issuance to the extent an award is settled in cash.

Award Limits.  In addition to the limitation described above on the total number of shares of our common stock that will be authorized for issuance, the 2009 Plan limits the number of shares that may be issued under certain types of awards (subject to adjustment as described under “Authorized Shares” above). With respect to grants to a single participant during a calendar year, no more than 500,000 shares of stock may be issued in connection with stock options and SARs; no more than 200,000 shares of stock may be issued in the form of restricted stock and RSUs with performance-based vesting conditions; and no more than 400,000 shares of stock may be issued in connection with other stock-based performance awards. The maximum aggregate amount payable under any cash-based performance awards granted in any year to an employee is $10,000,000. The 2009 Plan also permits all authorized shares to be used for the grant of incentive stock options.

Prohibition of Option and SAR Repricing.  Consistent with our corporate governance policies, the 2009 Plan expressly provides that, without the approval of our shareholders, no stock option or SAR granted under the 2009 Plan may be amended to reduce its exercise price and may not be canceled in exchange for cash, other awards or an option or SAR with a lower exercise price.

Stock Options.  The Compensation Committee may grant nonqualified stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these under the 2009 Plan. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On March 20, 2009, the closing price of our common stock on the New York Stock Exchange was $14.59 per share.

The term of any stock option will be determined by the Compensation Committee on the date of grant. Notwithstanding the foregoing, the maximum term of any incentive stock option is ten years; provided that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. Stock options will be exercisable at such times and be subject to such terms, conditions and restrictions as the Compensation Committee will in each instance approve.

The 2009 Plan provides that an option exercise price may be paid (1) in cash, by check or in cash equivalent; (2) by tender to the Company, or attestation to the ownership, of shares of common stock owned by the participant having a fair market value not less than the exercise price; (3) by directing the Company to retain all or a portion of the shares of common stock otherwise issuable to the participant in connection with such exercise; (4) by means of a broker-assisted cashless exercise; (5) by such other lawful consideration as approved by the Compensation Committee; or (6) by any combination of these. Nevertheless, the Compensation Committee may restrict the forms of payment permitted in connection with any option grant.

Stock Appreciation Rights.  The Compensation Committee may grant SARs under the 2009 Plan. SARs provide the participant the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the exercise price of the SAR as determined by the Compensation Committee, which will not be less than the fair market value of a share of common stock on the date of grant. SARs may be payable in cash, shares of common stock or a combination thereof. The term of any SAR granted under the 2009 Plan will be determined by the Compensation Committee on the date of grant. SARs will be exercisable at such times and be subject to such terms, conditions and restrictions as the Compensation Committee will in each instance approve.

Restricted Stock Awards.  The Compensation Committee may grant restricted stock awards under the 2009 Plan. Such awards may be subject to vesting conditions based upon the satisfaction of time-based service requirements or the satisfaction of performance goals, and may contain such other conditions and restrictions, as may be established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units.  The Compensation Committee may grant RSUs under the 2009 Plan, which represent rights to receive shares of our common stock or a cash payment at a future date determined in accordance with the participant’s award agreement. Such awards may be subject to vesting conditions based upon the satisfaction of time-based service requirements or the satisfaction of performance goals, and may contain such other conditions and restrictions, as may be established by the Compensation Committee. Participants have no voting or dividend rights with respect to RSUs until shares of common stock are issued in settlement of such awards. The Compensation Committee may grant RSUs with dividend equivalent rights, which are rights to receive additional RSUs for a number of shares of common stock whose value is equal to any cash dividends we pay.

Performance Awards.  The Compensation Committee may grant performance awards under the 2009 Plan subject to such conditions and the attainment of such performance goals over such periods as the Compensation Committee determines and sets forth in an award agreement. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value of a share of common stock determined on the grant date in the case of performance shares, and a monetary value established by the Compensation Committee at the time of grant in the case of performance units.

Performance awards will specify the amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a performance period, all as established by the Compensation Committee on the date of grant. To the extent earned, performance awards may be settled in cash, shares of common stock or any combination thereof.

Participants have no voting or dividend rights with respect to performance awards until shares of common stock are issued in settlement of such awards. The Compensation Committee may grant performance shares that entitle their holders to dividend equivalent rights, which are rights to receive additional performance shares for a number of shares of common stock whose value is equal to any cash dividends the Company pays.

Performance-Based Vesting Conditions.  The Compensation Committee may grant restricted stock, RSUs and performance awards subject to performance-based vesting conditions. For each such award, the Compensation Committee will establish in writing the applicable performance period, performance vesting formula and one or more performance goals which, when measured at the end of the performance period, will determine the final value of the award to be paid to the participant.

With respect to each award intended to qualify for an exemption from the deduction limit of Code Section 162(m), the Compensation Committee will establish the performance goal(s) and performance vesting formula applicable to each award no later than the earlier of (a) the date 90 days after the commencement of the applicable performance period or (b) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goals and performance vesting formula applicable to an award may not be changed during the performance period, except as may otherwise be permitted by the 2009 Plan or award agreement.

Performance goals will be established by the Compensation Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance of the Company and each subsidiary consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Compensation Committee. Performance measures may be one or more of the following, as determined by the Compensation Committee:

(1) revenues;

(2) revenue growth;

(3) gross margin;

(4) operating margin;

(5) operating income;

(6) earnings from continuing operations;

(7) consolidated pre-tax earnings;

(8) earnings before taxes (EBT)

(9) earnings before interest and taxes (EBIT);

(10) earnings before interest, taxes and depreciation and amortization (EBITDA);

(11) net income;

(12) expenses;

(13) cash flow;

(14) cash flow return;

(15) market price of the Common Stock;

(16) price appreciation of the Common Stock;

(17) earnings per share;

(18) total shareholder return;

(19) return on shareholder equity;

(20) return on capital;

(21) return on assets;

(22) return on net assets;

(23) joint ventures, partnerships, leases and other strategic transactions;

(24) acquisitions and/or divestitures;

(25) land use entitlements;

(26) asset value; and

(27) economic value added.

The Compensation Committee may grant awards which do not qualify for an exemption from the deduction limit of Code Section 162(m). In such instances, the Compensation Committee may establish performance measures other than those described above and may establish other terms and conditions of the award without satisfying the requirements of Section 162(m) of the Code.

The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, excluding the effect (whether positive or negative) of the accrual or payment of any performance award for the same performance period, any changes in accounting standards or any extraordinary, unusual or nonrecurring items occurring after the establishment of the performance goals applicable to a performance award.

Performance goals may include a minimum, maximum and target level, as well as additional intermediate levels of performance, with the final value of the award determined under the applicable performance vesting formula by the level attained during the applicable performance period. A performance goal may be expressed in terms of attaining a specified level of the performance measure or the attainment of an increase, decrease or improvement in the particular objective, and may involve comparisons with respect to historical results. A performance goal may be stated as an absolute value, in percentages, or in terms of growth or savings from period to period or growth or savings rates over time. A performance goal may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof.

Following completion of the applicable performance period, the Compensation Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be provided to the participant. If provided in the applicable award agreement, the Compensation Committee may eliminate or reduce, but not increase, the amount that would otherwise be paid on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount provided to any other participant.

Death or Disability.  Unless otherwise provided by the Compensation Committee, if a participant’s service terminates due to the participant’s death or disability:

•	all of the participant’s stock options and SARs will become fully vested and exercisable and will remain so for a period of 24 months from the date of such death or disability (but not longer than the applicable expiration date);

•	any restricted stock or RSU with time-based vesting conditions will vest as of the participant’s death or disability; and

•	all performance awards and all restricted stock and RSUs with performance-based vesting conditions will be forfeited immediately, but if provided in the applicable award agreement, the participant will be eligible to receive a cash payment at the end of the performance period determined by the extent to which the applicable performance goals have been attained with respect to the entire performance period, prorated through the date of the participant’s death or disability.

Retirement.  Unless otherwise provided by the Compensation Committee, if a participant other than a director retires from the Company:

•	all of the participant’s stock options, SARs and restricted stock with time-based vesting conditions will continue to vest according to the terms of the applicable award agreement so long as the participant does not perform, or plan to perform, services on a substantially full-time basis for any third party (in which event all of the participant’s stock options, SARs and restricted stock will be forfeited immediately); and

•	all performance awards and all restricted stock and RSUs with performance-based vesting conditions will be forfeited immediately, but if provided in the applicable award agreement, the participant will be eligible to receive a cash payment at the end of the performance period determined by the extent to which the applicable performance goals have been attained with respect to the entire performance period, prorated through the date of the participant’s retirement.

For purposes of the 2009 Plan, “retirement” means with respect to employees, unless otherwise determined by the Compensation Committee, a voluntary termination of employment with the Company after the participant has completed five years of continuous service and attainment of age 55. A participant will not be deemed “retired” if the participant performs, or plans to perform, services on a substantially full-time basis for any third party.

For Cause Terminations.  Unless otherwise provided by the Compensation Committee, if a participant ceases to be a director or employee due to termination for cause:

•	all of the participant’s stock options and SARs will be forfeited immediately, whether or not such awards are then exercisable; and

•	all of the participant’s restricted stock, RSUs, and performance awards that were not vested on the date of such termination will be forfeited immediately.

For purposes of the 2009 Plan, “cause” means termination due to (a) a participant’s continued failure to substantially perform the participant’s employment duties to the Company (other than any such failure resulting from the participant’s incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the participant’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or (b) the willful engaging by the participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act or failure to act on the part of the participant will be considered “willful” if done, or omitted to be done, by the participant in good faith or with reasonable belief that the participant’s action or omission was in the best interests of the Company.

Other Terminations.  Unless otherwise provided by the Compensation Committee or as otherwise described below under “Special Vesting Rules for Directors,” if a participant ceases to be a director or employee for any reason other than death, disability, termination for cause, or retirement:

•	all of the participant’s stock options and SARs that were exercisable on the date of such termination will remain exercisable for a period of 90 days after the date of such termination (but not later than the applicable expiration date);

•	all of the participant’s stock options and SARs that were not exercisable on the date of such termination will be forfeited immediately; and

•	all of the participant’s restricted stock, RSUs and performance awards that were not vested on the date of such termination will be forfeited immediately.

Special Vesting Rules for Directors.  Unless otherwise provided by the Compensation Committee, with respect to a director whose period of service ends, either voluntarily or by reason of his or her not seeking re-election to the Board, not being re-nominated to the Board or not being re-elected to the Board, (1) any issued but unvested SARs granted to such director will become immediately vested; and (2) all performance awards and all restricted stock and RSUs with performance-based vesting conditions will be forfeited immediately, but if provided in the applicable award agreement, the director will be eligible to receive a cash payment at the end of the performance period determined by the extent to which the applicable performance goals have been attained with respect to the entire performance period, prorated through the date of the director’s end of service.

Unless otherwise provided by the Compensation Committee, all stock options and restricted stock (except for restricted stock with performance-based vesting conditions) granted to a director will be immediately vested upon the date of grant.

Change in Control.  Unless otherwise provided by the Compensation Committee, upon a change in control of the Company:

•	all of the participant’s stock options and SARs will become fully vested and exercisable immediately prior to the change in control;

•	the restriction period applicable to any restricted stock or RSU with time-based vesting conditions will terminate immediately prior to the change in control; and

•	any performance awards and any restricted stock or RSUs with performance-based vesting conditions will become vested as set forth in the applicable award agreement.

Notwithstanding the foregoing, unless otherwise provided in the applicable award agreement, the Compensation Committee may cancel outstanding awards at or immediately prior to the change in control in exchange for payments to the participants in cash or shares equal to the value of the awards.

For purposes of the 2009 Plan, a “change in control” is defined as the occurrence of any of the following events:

•	the acquisition of 50% or more of our outstanding common stock;

•	the occurrence of an event in which individuals who, as of the date of the employment agreement constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board. Any individual becoming a director after the date of the employment agreement who is elected by our shareholders or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as a member of the Incumbent Board. The Incumbent Board will exclude, however, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors;

•	a reorganization, merger, consolidation or other business combination in which the owners of our common stock before the transaction do not own more than 50% of the common stock of the surviving company;

•	our complete liquidation or dissolution; or

•	the sale or other disposition of all or substantially all of our assets.

Awards Subject to Section 409A of the Code.  Certain awards granted under the 2009 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2009 Plan to the contrary, the Compensation Committee is authorized, in its sole discretion, to amend the 2009 Plan or any award agreement as it deems necessary or appropriate to comply with Section 409A.

Amendment or Termination of 2009 Plan.  The 2009 Plan may be amended or terminated by our Board or the Compensation Committee at any time. No such action, however, may adversely affect any rights or obligations with respect to any awards previously granted under the 2009 Plan, unless such action is required by law or any stock exchange listing requirements or the affected participants consent in writing. In addition, no amendment will become effective without the approval of our shareholders if such approval is necessary for continued compliance with Section 162(m) and Section 422 of the Code, other applicable law or any stock exchange listing requirements.

Transferability of Awards.  Unless otherwise provided by the Compensation Committee and set forth in the applicable award agreement consistent with securities and other applicable laws, rules and regulations, no stock option, SAR, performance award, RSU or restricted stock may be sold or transferred by a participant, other than upon the participant’s death to a beneficiary or by will or the laws of descent and distribution. However, the Compensation Committee may not alter the 2009 Plan’s general prohibition against transfers for incentive stock options.

Unless otherwise provided by the Compensation Committee and set forth in the applicable award agreement, a stock option, SAR or performance award may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative; provided, however, that incentive stock options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder. The Compensation Committee may not permit any award agreement to provide for the transfer of an award for value or consideration.

Impact of Restatement of Financial Statements upon Previous Awards.  If any of our financial statements are restated as a result of errors, omissions or fraud, the Compensation Committee may direct that we recover all or a portion of any award or payment made to any, all or any class of participants with respect to any fiscal year with financial results that are negatively affected by such restatement. The amount to be recovered from any participant will be the amount by which the affected award or payment exceeded the amount that would have been payable to such participant had the financial statements been initially filed as restated, or any greater or lesser amount that the Compensation Committee determines.

The Compensation Committee may determine to recover different amounts from different participants or different classes of participants on such basis as it deems appropriate. In no event will the amount to be recovered by the Company from a participant be less than the amount required to be repaid or recovered as a matter of law. The Compensation Committee will determine whether we will effect any such recovery (1) by seeking repayment from the participant, (2) by reducing the amount that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Company, (3) by withholding payment of future increases in compensation or grants of compensatory awards, including bonuses, that would otherwise have been made in accordance with our otherwise applicable compensation practices, or (4) by any combination of the foregoing or otherwise.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2009 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonqualified Stock Options.  Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Awards and RSUs.  A participant generally will recognize no income upon the receipt of a performance award or RSU. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards will be granted under the 2009 Plan prior to its approval by our shareholders. All awards will be granted at the discretion of the Compensation Committee, and, accordingly, are not yet determinable. The following table, however, shows a hypothetical example of annual equity grants under the 2009 Plan based primarily on our equity grants under the Existing Plans in February 2009.

	Dollar	Number of
	Value[2,3]	Units[2,4]
Name and Position[1]	($)	(#)
Wm. Britton Greene	1,109,737	62,934
President and Chief Executive Officer

William S. McCalmont	428,490	24,300
Chief Financial Officer

Christine M. Marx	203,506	11,541
General Counsel and Corporate Secretary

Stephen W. Solomon	182,928	10,374
Senior Vice President and Treasurer

Executive Officer Group[5]	1,924,661	109,149

Non-Executive Director Group[6]	835,225	21,839

Non-Executive Officer Employee Group[7]	3,306,679	187,304

[1]	Peter S. Rummell, our former Chairman and Chief Executive Officer, and Christopher T. Corr, our former Executive Vice President and Chief Strategy Officer, have been omitted from the table as they were no longer employed by the Company in February 2009.

[2]	The amounts shown for all persons except the Non-Executive Director Group reflect our equity grants in February 2009. We believe that the February 2009 grants are more representative of our typical annual equity grants than our 2008 equity grants. The 2008 equity grants were unusually large due to the important retention purpose of the grants during a challenging operating environment and a significant restructuring of the Company. For more information about the 2008 equity grants to our named executives, see “Grants of Plan-Based Awards in 2008” on page 48.

The amounts shown for the Non-Executive Director Group reflect equity grants to our current non-executive directors for 2008.

[3]	The amounts shown are the full grant date fair values under SFAS 123R of the restricted stock granted in 2008. For more information regarding the calculation of these amounts, refer to “Grant Date Fair Value of Stock Awards” on page 50. The amounts shown reflect our accounting expense, and do not necessarily correspond to the actual value that will be recognized from the awards. Whether, and to what extent, a participant realizes value will depend on our stock price at the time of vesting.

[4]	The amounts shown include grants of 196,169 shares of restricted stock with performance-based vesting conditions and 100,284 shares of restricted stock with time-based vesting conditions.

[5]	Includes Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon.

[6]	Includes our current non-employee directors.

[7]	Includes equity grants to 52 employees.

Existing Equity Compensation Plan Information

Our shareholders have approved all of our Existing Plans. These plans are designed to further align our directors’ and management’s interests with our long-term performance and the long-term interests of our shareholders.

The following table summarizes the number of shares of our common stock available for issuance under our Existing Plans as of December 31, 2008:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted-Average	Future Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	524,580	$32.73	552,995
Equity compensation plans not approved by security holders	—	—	—

Total	524,580	$32.73	552,995	[1,2]

[1]	Upon the approval by the shareholders of the 2009 Plan, any shares reserved under our Existing Plans will no longer be available for future grants.

[2]	As of March 20, 2009, we had only 262,256 shares available for issuance under the Existing Plans.

For additional information regarding our existing equity compensation plans, refer to note 2 of our financial statements under the heading “Stock-Based Compensation” in our

Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 24, 2009.

Board of Directors Recommendation

The Board recommends the shareholders vote FOR approval of The St. Joe Company 2009 Equity Incentive Plan.

Proposal No. 3
Ratification of Appointment of Independent Registered
Public Accounting Firm

The Audit and Finance Committee has appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the 2009 fiscal year and has directed that such appointment be submitted to our shareholders for ratification at the annual meeting. If the shareholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit and Finance Committee will reconsider the appointment.

KPMG LLP has served as our independent accountants since 1990. A representative of KPMG LLP will be present at the meeting to answer pertinent shareholder questions and will be given an opportunity to make a statement. For more information regarding KPMG’s 2008 engagement, see “Independent Registered Public Accounting Firm Information” on page 29.

The Board recommends the shareholders vote FOR ratification of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year.

Other Matters

The Board of Directors does not know of any other business to be presented at the meeting. If, however, any other matters come before the meeting, it is the intention of the proxies to vote your shares in accordance with their own judgment in such matters.

III. Corporate Governance and Related Matters

Governance Principles and Policies

Our Board of Directors has adopted corporate governance principles and policies to provide, along with the charters of the Board committees, a framework for the governance and management of the Company in accordance with high ethical standards and in recognition of its responsibilities to various constituencies. These principles are intended to reflect the Board’s long-standing commitment to the ethical conduct of our business in compliance with the letter and the spirit of applicable laws, regulations and accounting principles. Recognizing that corporate governance is subject to on-going and energetic debate, the Board reviews these principles and other aspects of the Company’s governance at least once a year.

Our corporate governance principles address the role of the Board, the composition of the Board, Board leadership, the functioning of the Board, the committees of the Board, management succession, ethics and conflicts of interest. These principles specifically provide that two-thirds of the members of the Board must be outside directors who meet the independence criteria established by the NYSE and that no more than one member of the Board will be an employee of the Company unless the Board, in its discretion, determines that an additional employee-director would facilitate the Company’s succession plan.

The top priority of our Board of Directors is the ethical management of the Company for profitable, long-term growth for the benefit of our shareholders. To that end, the Board has adopted corporate governance policies to align management and shareholder interests. Some of the more noteworthy of these corporate governance policies include:

•	We do not make loans to directors or executive officers.

•	We do not backdate or reprice stock options.

•	The Governance and Nominating Committee annually evaluates the performance of the Board, its committees and each of the directors.

•	While we encourage employees to own Company stock through their retirement plans, the plans allow employees to diversify their holdings.

•	None of the directors, executive officers or the Company may trade in our securities during any “blackout period” in which participants in our individual account plans (e.g., 401(k) plan, JOEshare Plan) are not permitted to trade their shares of Company stock held in such plans.

•	Our directors and their affiliates may not engage in “shorting” our stock or lend any of their shares to others to be used for such purposes.

•	Our directors will not sell any stock they receive in compensation for their services as directors, except for that number of shares necessary to pay any taxes that become due and payable upon the exercise of options or the lapse of restrictions on restricted stock, until the earlier of five years or the termination of their service on the Board.

Code of Conduct

Our Board of Directors has adopted a Code of Conduct applicable to all directors, officers and employees. Its purpose is to promote our commitment to the Company’s standards for ethical business practices. The Code of Conduct provides that it is our policy that our business be conducted in accordance with the highest legal and ethical standards. Our reputation for integrity is one of our most valuable assets, and each employee and member of the Board is expected to contribute to the care and preservation of that asset. Our Code of Conduct addresses a number of issues, including conflicts of interest, corporate opportunities, protection of company assets, confidentiality, insider trading, accounting matters, record keeping, working with governments, antitrust, legal compliance and fair dealing. Under our corporate governance principles, no waiver of any ethics policy is permitted for directors and executive officers. Our directors review the Code of Conduct annually to ensure that it appropriately addresses the business practices of the Company.

Our corporate governance principles and policies and our Code of Conduct are available on our website at http://ir.joe.com/governance.cfm. We intend to post on our website information regarding any amendment to the Code of Conduct or any waiver granted under the Code of Conduct covered by Item 5.05 of Form 8-K. Please note that the information on our website is not incorporated by reference in this proxy statement.

Copies of our corporate governance principles and policies and our Code of Conduct are also available upon request by contacting us at the following address: The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202, Attn: Corporate Secretary.

The Board and its Committees

The Board met seven times in 2008. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he or she served in 2008, except for Harry H. Frampton, III, who resigned from the Board in November 2008 due to personal time constraints. Non-management directors meet in executive session without management at each regularly scheduled Board meeting. Mr. Durden, our Chairman of the Board, presides during such sessions. Board members are expected to attend our annual meetings. At our 2008 annual meeting, all members of the Board were present.

Director Independence

The Board annually determines the independence of directors based on a review by the directors and the recommendation of the Governance and Nominating Committee. The Governance and Nominating Committee considers director independence when making its recommendations regarding director nominees. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others.

To evaluate the materiality of any director relationship with the Company, the Board applies the categorical independence standards found in the NYSE listing guidelines. The NYSE guidelines state that a director will not be deemed independent in any of the following circumstances:

•	Employment. During the past three years, the director has been an employee, or an immediate family member of the director has been an executive officer, of the Company.

•	Compensation. The director has received, or an immediate family member of the director has received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company, other than director fees.

•	Certain Relationships with Auditors. (A) The director is a current partner or employee of our independent auditor (KPMG LLP); (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

•	Compensation Committee Interlocks. The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our current executives at the same time serves or served on that company’s compensation committee.

•	Certain Relationships with Other Companies. The director is employed by, or an immediate family member of the director is an executive officer of, a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	Charitable Contributions. The NYSE listing standards emphasize that the Board should consider any donations to a charitable organization for which a director serves as an executive officer in evaluating the director’s independence generally. The Company must disclose certain significant contributions to a charitable organization (in excess of $1 million or 2% of the organization’s gross revenues) for which a director serves as an executive officer.

In addition to the NYSE standards for director independence, the Board has adopted an additional categorical standard for director independence. The Board has determined that transactions with the Company involving a director or candidate for director or an entity with whom the director or candidate is affiliated that are conducted on an arm’s-length basis in the ordinary course of business will not be deemed to affect a director’s independence. This categorical standard for independence may be found in our Governance Principles on our website at http://ir.joe.com/governanceprinciples.cfm.

Members of the Audit and Finance Committee, Compensation Committee and Governance and Nominating Committee must also meet all applicable independence tests of the NYSE, the SEC and the Internal Revenue Service.

In January 2009, all directors completed questionnaires which asked them about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest. The responses to these questionnaires did not reveal any transaction or relationship between the directors and the Company requiring board consideration in connection with the determination of director independence.

Based on the review and recommendations of the Governance and Nominating Committee, the Board determined that all of the nominees, other than Mr. Greene, are independent as required by the NYSE in that they have no material relationships with the Company, either directly or indirectly. The Board also determined that all the members of the Audit and Finance, Compensation and Governance and Nominating Committees also meet the applicable independence tests. With 87.5% independence, our Board exceeds the required number of independent directors set forth in our corporate governance principles (two-thirds) and the rules of the NYSE (majority).

Committees of the Board

The Board has the following three standing committees: Governance and Nominating Committee, Audit and Finance Committee and Compensation Committee. In September 2008, the Board combined our separate Audit Committee and Finance Committee into one Audit and Finance Committee. Each committee is further described below.

The Board of Directors has adopted a written charter for each committee. These charters are available on our website at http://ir.joe.com/governance.cfm. Please note that the information on our website is not incorporated by reference in this proxy statement. Copies of our Board committee charters are also available upon request by contacting us at the following address: The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202, Attn: Corporate Secretary.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are Mr. Lord (Chair), Mr. Ainslie, Mr. Durden, Dr. Herbert and Mr. Revell. Each member is independent as required by the NYSE. The Governance and Nominating Committee met five times in 2008. The primary functions of the Governance and Nominating Committee are to:

•	identify qualified individuals to become Board members;

•	determine the composition of the Board and its committees;

•	develop a process to assess Board effectiveness;

•	develop and implement our corporate governance principles; and

•	otherwise take a leadership role in shaping our corporate governance.

In fulfilling its duty to recommend nominees for election as directors, the Committee seeks a diverse group of candidates (in the broadest sense, including with respect to age, gender, ethnic background and national origin) who combine a broad spectrum of backgrounds, experience, skills and expertise and who would make a significant contribution to the Board, the Company and our shareholders. The Committee considers, among other things, the following criteria:

•	proven strength of character, mature judgment, objectivity, intelligence and highest personal and business ethics, integrity and values;

•	reputation, both personal and professional, consistent with our image and reputation;

•	sufficient time and commitment to devote to our affairs;

•	significant business and professional expertise with high-level managerial experience in complex organizations, including accounting and finance, real estate, government, banking, educational or other comparable institutions;

•	proven track record of excellence in their field of expertise;

•	independence, as defined by the SEC and NYSE, including a commitment to represent the long-term interests of all of our shareholders;

•	financial knowledge and experience, including qualification as expert or financially literate as defined by the SEC and NYSE;

•	ability and willingness to serve on the Board for an extended period of time; and

•	not subject to any disqualifying factor as described in the our Code of Conduct (i.e., relationships with competitors, suppliers, contractors or consultants).

The Governance and Nominating Committee has generally identified director candidates through the business relationships, experience and networking of our directors and executive officers. The Committee has not used professional search firms. When a potential candidate is identified, the Committee evaluates the candidate’s qualifications through candidate interviews and background checks.

The Governance and Nominating Committee would consider qualified candidates for director suggested by our shareholders and would evaluate such candidates according to the same criteria used for other director nominees. Shareholders can suggest qualified candidates for director by writing to The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202, Attn: Corporate Secretary. Submissions that meet the criteria outlined above, on our website and in the Committee charter will be forwarded to the Chair of the Governance and Nominating Committee for further review and consideration.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Mr. Fanning (Chair), Dr. Herbert, Ms. Kesler, Mr. Lord and Mr. Revell. Each of the Committee members is independent as required by the NYSE. During 2008, prior to the combination of the Audit and Finance Committees, the Audit Committee met seven times, and the Finance Committee met three times. The combined Audit and Finance Committee met two times in 2008. The primary functions of the Audit and Finance Committee are to:

•	engage, appoint, evaluate and compensate the independent registered public accounting firm, and review and approve in advance all audit, audit related and permitted non-audit services performed by the independent registered public accounting firm;

•	provide independent and objective oversight of the Company’s accounting functions and internal controls and monitor the objectivity of the Company’s financial statements;

•	review our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published; and

•	monitor our capital requirements and review and provide guidance to the Board and management about all proposals concerning our major financial policies.

The Board has determined that:

•	each current member of the Audit and Finance Committee is financially literate and independent as required by the rules of the SEC and the NYSE; and

•	Messrs. Fanning, Lord and Revell are audit committee financial experts, as defined by the rules of the SEC.

See the “Audit and Finance Committee Report” on page 28 for more information on the responsibilities of the Audit and Finance Committee.

Compensation Committee

The current members of the Compensation Committee are Mr. Ainslie (Chair), Mr. Durden, Mr. Fanning and Ms. Kesler. Each member is independent as required by the NYSE. The functions of the Compensation Committee are to review and approve compensation and benefits for our executive officers, and to supervise the administration of all employee benefit plans.

The Committee meets at least four times each year (eight times in 2008). Committee agendas are established in consultation with the Committee chair, the Committee’s compensation consultant and management. The Committee meets in executive session following each regular meeting to discuss compensation issues.

The Committee has engaged a compensation consulting firm, Towers Perrin, to advise the Committee on evaluating executive compensation programs and in setting executive officers’ compensation. Towers Perrin has advised the Committee since May 2005. A senior representative from Towers Perrin participates in most Committee meetings and is available between meetings to act as a resource for the Committee and management. The use of a compensation consultant provides additional assurance that our executive compensation programs are reasonable and consistent with Company objectives and balanced with the marketplace where we compete for talent. The consultant also provides valuable information and advice regarding compensation trends and best practices, plan design and the appropriateness of individual awards.

Our President and CEO and Vice President — Human Resources and Corporate Development, in consultation with the Committee’s compensation consultant, formulate recommendations on base salaries, bonus awards and equity incentives for executive officers (other than the CEO). The President and CEO provides the Committee with a performance assessment for each of the other executive officers in order to assist the Committee in making decisions with respect to compensation recommendations. The President and CEO, the Vice President — Human Resources and Corporate Development and our General Counsel generally attend Committee meetings but are not present for the executive sessions or for any specific discussion of their own compensation.

See the “Compensation Discussion and Analysis” on page 32, the “Compensation Committee Report” on page 42 and “Compensation Committee Interlocks and Insider Participation” on page 42 for more information regarding the Compensation Committee.

Contacting the Board of Directors

Any shareholder or other interested party who desires to contact any member of the Board of Directors (including our independent Chairman, Mr. Durden, or the non-management directors as a group) may do so in one of the following three ways:

•	electronically by sending an e-mail to the following address: directors@joe.com;

•	in writing to the following address: Board of Directors, The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202; or

•	by telephone at 800-571-4840 or 904-301-4272.

Communications relating to relevant business matters are distributed by the Corporate Secretary to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, any complaints regarding accounting, internal accounting controls and auditing matters would be forwarded by the Corporate Secretary to the Chair of the Audit and Finance Committee for review.

Audit and Finance Committee Information

Audit and Finance Committee Report

The role of the Audit and Finance Committee is to provide independent and objective oversight of the Company’s accounting functions and internal controls and to monitor the objectivity of the Company’s financial statements.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and our independent registered public accounting firm, KPMG LLP. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, as adopted by the Public Company Accounting

Oversight Board (“PCAOB”). The Committee has received the written disclosures and the letter from KPMG LLP required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with KPMG LLP its independence.

Finally, the Committee also has discussed with management the non-audit services provided by KPMG LLP to the Company and has considered whether the provision of non-audit services by KPMG LLP to the Company is consistent with maintaining KPMG LLP’s independence.

All members of the Audit and Finance Committee are financially literate under applicable NYSE rules, and Messrs. Fanning, Lord and Revell are audit committee financial experts as defined by the rules of the SEC. As described in the Audit and Finance Committee Charter, the Committee’s responsibility is one of oversight. Members of the Committee rely on the information provided to them and on the representations made by management, internal auditors and the independent auditors.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Approved and submitted by the Audit and Finance Committee:

Thomas A. Fanning, Chair
Dr. Adam W. Herbert, Jr.
Delores M. Kesler
John S. Lord
Walter L. Revell

Engagement of the Independent Registered Public Accounting Firm

The Audit and Finance Committee is responsible for approving every engagement of KPMG LLP to perform audit or permitted non-audit services on behalf of the Company or any of its subsidiaries before KPMG LLP is engaged to provide those services, subject to the de minimis exceptions permitted by the rules of the SEC.

Independent Registered Public Accounting Firm Information

In accordance with Audit and Finance Committee policy and legal requirements, all services to be provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and any other services, are required to be pre-approved by the Audit and Finance Committee prior to engagement. In most cases, pre-approval is provided by the full Audit and Finance Committee for a particular defined task or scope of work and is subject to a specific budget. For unexpected matters, the Chair of the Audit and Finance Committee has been delegated authority to pre-approve additional services, subject to certain dollar limitations, and the Audit and Finance Committee is then informed of each such service.

The following table sets forth fees billed to the Company by KPMG LLP in or for the fiscal years 2008 and 2007. The aggregate fees included in the Audit Fees category are fees billed for the fiscal years, and the aggregate fees included in each of the other categories are fees billed in the fiscal years. All fees described in the table below were approved by the Audit and Finance Committee in accordance with our pre-approval policy.

	2008	2007

Audit Fees[1]	$1,069,365	$951,000
Audit-Related Fees[2]	50,000	60,000
Tax Fees[3]	275,065	213,725
All Other Fees	-0-	-0-

Total Fees	$1,394,430	$1,224,725

[1]	Audit fees include all fees and out-of-pocket expenses incurred for the annual audit and quarterly reviews of our consolidated financial statements and the audit of our internal controls over financial reporting, as well as services provided in connection with SEC filings.

[2]	Audit-related fees include fees for the review of our accounting treatment of certain installment sale transactions and related installment note monetizations.

[3]	Tax fees consist of fees for tax compliance and tax consultation services.

KPMG LLP also serves as independent auditors for The St. Joe Community Foundation (the “Foundation”). The Foundation paid KPMG LLP audit fees in the amount of $11,500 during 2008 and $11,000 during 2007. The Foundation also paid KPMG LLP fees for tax services in the amount of $3,250 in 2008 and $3,150 in 2007.

KPMG LLP also serves as independent auditors for three joint ventures in which the Company is a partner. These joint ventures paid KPMG LLP audit fees in the amount of $59,000 in 2008 and $60,000 in 2007; and tax fees of $5,700 in 2008 and $5,550 in 2007.

Certain Relationships and Related Transactions

Related Person Transactions Policy and Procedures.  The Board has adopted a policy prohibiting transactions involving the Company and its employees, officers and directors (“related persons”), with certain exceptions. The policy is part of our Code of Conduct. The policy states that related persons may not have any direct or indirect material interest in any transaction, arrangement or relationship in which the Company, or a competitor of the Company, is a participant. Indirect interests include those through (1) an immediate family member; (2) any person acting on the related person’s behalf; or (3) any entity in which the related person or any of his or her immediate family members are an employee, officer, partner or principal or with which a related person or his or her immediate family members have a significant business relationship.

Our policy prohibiting related person transactions does not apply to interests in transactions arising from (1) arms-length purchases or sales of goods, real property or services; (2) a related person’s position as a director of another corporation or organization that is a party to the transaction; (3) the direct or indirect ownership of less than a 5% equity interest in a public company which is a party to the transaction; and (4) our benefit policies and programs.

Executive officers must disclose to the compliance officer any proposed related person transaction. The compliance officer will then report such proposed transaction to the Board. For related person transactions involving a director, the director must notify the Chairman of the Governance and Nominating Committee and the compliance officer, who will then bring the matter before the full Board. The Board will resolve any conflict of interest question involving an executive officer or director without compromising the Company’s interests. During its review, the Board will consider the nature of the related person’s interest in the transaction; the material terms of the transaction; whether or not the transaction would qualify for an exception to the policy; and any other matters the Board deems appropriate. Any director or executive officer involved in the transaction would be recused from all discussions and decisions about the transaction.

Our legal staff is primarily responsible for the development and implementation of processes and controls to monitor and obtain information with respect to related person transactions. Although shareholders are not subject to our Code of Conduct, we do apply the policy against related person transactions to shareholders owning five percent or more of our outstanding common stock.

Reportable Transactions.  The only reportable transactions during 2008 were previously reported in our 2008 proxy statement filed with the SEC on March 28, 2008. There are no currently proposed reportable transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC reporting ownership of and transactions in common stock and to furnish copies of the reports to the Company. We believe all such reports were timely filed during 2008.

Shareholder Proposals for the 2010 Annual Meeting

You may submit proposals on matters appropriate for shareholder action for the 2010 Annual Meeting of Shareholders. These proposals must be made in accordance with the rules of the SEC and our Bylaws. A proposal for the 2010 annual meeting must be received by our Corporate Secretary at The St. Joe Company, 245 Riverside Avenue, Suite 500, Jacksonville, Florida 32202 as follows:

1.	Pursuant to our Bylaws, a shareholder proposal or a director nomination must be received no sooner than November 1, 2009 and no later than December 1, 2009, to be eligible to be presented from the floor for vote at the meeting (but not included in our 2010 proxy statement), or

2.	Pursuant to the rules of the SEC, the proposal must be received by December 1, 2009, to be eligible for inclusion in our 2010 proxy statement.

IV.  Executive Compensation and Other Information

Executive Officers

Wm. Britton Greene, 54, has served as Chief Executive Officer of the Company since May 2008 and as President since October 2007. He was promoted to Chief Operating Officer in August 2006. He joined us in January 1998 as Vice President of West Florida residential and resort operations and was appointed President of West Florida in 2000, President of St. Joe Towns & Resorts in February 2004 and President of St. Joe Commercial in March 2006. Prior to joining us, Mr. Greene was president of Markborough Florida, a real estate development firm, from 1992 to 1997. Mr. Greene is a current Trustee and past president of The St. Joe Community Foundation, a member of the Florida Council of 100, a member of the University of Florida Real Estate Advisory Board, and a director of the University of North Florida Foundation.

William S. McCalmont, 53, has served since May 2007 as Chief Financial Officer and was promoted to Executive Vice President in January 2009. Prior to joining the Company, Mr. McCalmont served as Executive Vice President and Chief Financial Officer of Ace Cash Express, Inc. from August 2003 to January 2007 and as a member of a real estate consulting group from 2001 to 2003. Prior to that time, Mr. McCalmont had senior management experience at several companies including Harrah’s Entertainment, Inc., La Quinta Inns, Inc. and Embassy Suites, Inc. Mr. McCalmont is a director of LaSalle Hotel Properties, a real estate investment trust.

Christine M. Marx, 57, has served as our General Counsel and Corporate Secretary since March 2003. Prior to joining us, Ms. Marx was a partner in the law firm of Duane Morris LLP concentrating in securities and corporate law. From 1985 to 2000 she was a partner in the law firm of Edwards & Angell LLP.

Stephen W. Solomon, 47, has served as our Senior Vice President and Treasurer since May 2004. He joined the Company as Vice President and Treasurer in May 1999. Prior to that time, Mr. Solomon spent over eight years at H.F. Ahmanson & Company, most recently as Senior Vice President and Director of Corporate Planning where he was responsible for the company’s financial analysis and capital planning functions. Prior to joining H.F. Ahmanson in 1990, he worked for Great Western Bank since 1984 in a variety of financial planning roles.

The persons described above are all of our executive officers. They are included in the “Summary Compensation Table” on page 43 and are sometimes referred to herein as our “named executives.” In addition, Peter S. Rummell, our former Chairman and Chief Executive Officer, and Christopher T. Corr, our former Executive Vice President and Chief Strategy Officer, served as executive officers for a portion of 2008 and are also included as named executives pursuant to SEC rules.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) contains a discussion of our compensation policies and practices and the material elements of compensation awarded to the named executives for 2008.

Compensation Objectives

We are one of the largest real estate development companies in Florida. We own approximately 586,000 acres concentrated primarily in Northwest Florida and are engaged in residential and commercial real estate development and rural land sales. We also have significant interests in timber.

During 2008, our business continued to experience the significant adverse effects of the severe downturn in the residential real estate markets in Florida and across the nation, as well as recessionary economic conditions and a severe liquidity crisis among financial institutions. We took the following important steps in 2008 to help manage these conditions:

•	We raised approximately $580 million of net proceeds in an equity offering in February 2008 and paid off substantially all of our outstanding debt.

•	We significantly reduced capital expenditures for our real estate developments to approximately $35 million in 2008, down from approximately $247 million in 2007.

•	We implemented a leaner operating structure, with 194 employees at February 1, 2009, compared to 337 employees at February 1, 2008.

•	We continued to focus on business-to-business relationships with strategic partners and customers who are interested in purchasing entitled land, can provide development capital for projects and may help accelerate development activity in our markets.

•	We increased our efforts to stimulate regional economic development and to identify and manage key regional inducers, primarily in Northwest Florida.

In this difficult and challenging environment, our compensation program has been focused primarily on retaining our executive team stability while motivating them to optimize the operational performance of the Company and focus on long-term value creation for our shareholders. For these reasons, our compensation program is designed to:

•	reward executive officers who have contributed in substantive ways to the success of the Company and the creation of long-term shareholder value;

•	retain executive officers that meet or exceed the Company’s performance standards; and

•	provide executive officers with an ownership stake in the Company in order to align their interests with those of shareholders.

To accomplish these objectives, we have implemented a compensation program for our executive officers consisting of base salaries, annual performance-based cash bonuses, equity awards and comprehensive fringe benefits. Each element of total compensation is linked to a compensation objective:

•	base salaries and fringe benefits are intended to retain talented individuals;

•	annual cash bonuses are designed to promote and reward outstanding short-term performance based on pre-determined Company goals; and

•	equity awards are intended to align the financial interests of executive officers with shareholders, to promote sustained long-term performance, to reward executive officers for such performance and to motivate them to stay with the Company.

Peer Group, Benchmarking and Target Compensation

As part of our analysis in determining executive officer compensation, we look to compensation practices at other companies that could be considered part of a “peer group” for the Company. We last undertook a formal peer group analysis in connection with establishing compensation levels for 2006. At that time, we directed our compensation consultant, Towers Perrin, to recommend a peer group of companies within a market capitalization range of $1.5 to $5.0 billion (the “Market Cap Peer Group”). Towers Perrin assembled this data from its internal database of information collected through its annual surveys and proxy statement analyses. Approximately 150 companies were included in the Market Cap Peer Group. The names of the companies included in the Market Cap Peer Group are listed on Appendix B to this proxy statement.

As part of our analysis, we compared the total compensation package for each executive officer with similar positions at other companies within the Market Cap Peer Group — a practice known as “benchmarking.” The purpose of the benchmarking process is to ascertain whether or not our compensation practices are in line with other similarly situated companies. During the benchmarking process, we used the following guidelines for setting what we believed to be competitive compensation targets:

•	cash compensation (salary and bonus) within approximately 15% of the Market Cap Peer Group medians;

•	target bonuses within approximately 5% of the Market Cap Peer Group medians; and

•	stock awards and target total compensation within approximately 20% of the Market Cap Peer Group medians.

For compensation events since 2006, such as the hiring of Mr. McCalmont as CFO in 2007 and the promotion of Mr. Greene to CEO in 2008, we have referred back to the benchmarking data from the 2006 analysis. We intend to undertake a new peer group analysis in 2009 in order to obtain updated information based on current market conditions.

Internal Pay Equity

Factors Considered.  When structuring the compensation levels of the named executives as compared to each other, we consider various factors, including the following:

•	the level of the named executive’s operational and organizational responsibility;

•	the relative importance of the named executive’s operational and organizational specialty in our business and corresponding premiums associated with hiring the best in class with those specialties with higher relative importance;

•	pay levels at other companies for comparable executive positions, including information learned from the benchmarking process described above;

•	the source or talent pool from which the named executive was recruited;

•	the availability of other candidates qualified to fill the named executive’s position;

•	the named executive’s possible exposure to personal legal liability arising from his or her position; and

•	the named executive’s performance during the time in the position.

In addition, current market dynamics may exert pressure from time to time as competing organizations attempt to attract talented individuals with the skills to navigate the challenges related to the real estate and economic downturn. Such tactics include luring executives with underwater stock options to a competing company with large stock option grants offered at lower stock prices.

Discussion of Current Named Executives.  Mr. Greene was promoted to CEO during 2008, and his total compensation is significantly higher than the other named executives. See the “Summary Compensation Table” on page 43. Mr. Greene has served the Company since 1998 and has extensive experience successfully managing various aspects of our business. This knowledge of the Company and depth of operational experience is valuable to us during the current challenging operating environment, and Mr. Greene’s compensation reflects the Committee’s desire to retain his services and motivate his performance. Mr. Greene’s role is also important in providing continuity of leadership to our large shareholders, government officials and the Company as a whole in the transition from a long-serving former CEO. Further, as CEO, Mr. Greene manages the executive team, holds the highest level of operational and organizational responsibility within Company management and is exposed to personal legal liability (for example, signing annual and quarterly financial statement certifications).

As Chief Financial Officer, Mr. McCalmont’s 2008 compensation was also significantly higher than the other named executives (other than Mr. Rummell, our former CEO). This difference reflects Mr. McCalmont’s critically important role in proactively managing and responding to our current challenging operating conditions. For example, Mr. McCalmont has been instrumental in virtually eliminating our debt and in implementing significant cost-saving measures which better position the Company to withstand the difficult conditions in the economy and in our real estate markets. He is also exposed to personal legal liability (for example, signing annual and quarterly financial statement certifications).

The other current named executives were hired into roles with less operational responsibility or were promoted from more junior positions within the Company to assume greater responsibility over time.

Base Salaries

The base salaries of our named executives at December 31, 2008 (or in the case of Mr. Rummell and Mr. Corr, at the conclusion of their employment with the Company) were as follows:

Name	Position	2008 Base Salary ($)
Wm. Britton Greene	President and Chief Executive Officer	700,000

William S. McCalmont	Chief Financial Officer	360,500

Christine M. Marx	General Counsel and Corporate Secretary	316,617

Stephen W. Solomon	Senior Vice President and Treasurer	284,625

Peter S. Rummell	Former Chief Executive Officer	867,210

Christopher T. Corr	Former Executive Vice President and Chief Strategy Officer	357,127

We last analyzed the base salaries of our executive officers in 2006, when we determined that the base salaries were within 10% of the 50th percentile for corresponding position benchmarks within the Market Cap Peer Group described above. Since that time, except in the case of promotions, the named executives have received modest annual base salary increases at the same rates of increase awarded to other employees. When Mr. Greene was promoted to CEO during 2008, he received a 35% increase in his base salary for the reasons described above under “Internal Pay Equity.”

We believe that a base salary of approximately 33% to 50% of an executive officer’s target total compensation (base salary + target bonus + target equity award) reflects an appropriate mix of fixed compensation and performance-based compensation. We believe having a significant, or even a majority, of an executive’s total compensation linked to the performance of the Company serves to more effectively align executives’ and shareholders’ interests. For 2008, the proportion of base salary to target total compensation for our named executives ranged from 31% (for Mr. Greene) to 44% (for Mr. Solomon).

Annual Performance-Based Bonuses

The Committee adopted in 2008 an annual incentive plan designed to reward short term performance by linking cash bonus awards with the achievement of annual Company performance goals. We believe that making such compensation “at risk” provides significant motivation for increasing individual and Company performance.

Mechanics of the Plan.  In early 2008, the Committee assigned each named executive a designated target award calculated as a percentage of the named executive’s base salary. The bonus target awards were determined in accordance with the Market Cap Peer Group position benchmarks and internal pay equity factors as described above. For 2008, the target awards expressed as a percentage of base salary were as follows: Mr. Greene, 100%; Mr. McCalmont, 65%; Ms. Marx, 60%; Mr. Solomon, 50%; Mr. Rummell, 100%; and Mr. Corr, 60%.

At the conclusion of the annual performance period, the actual bonus was calculated by adjusting the target award up or down based on the level of achievement of Company performance goals. The plan was designed such that for each percentage variation from the applicable performance objective, the amount of the projected award is increased or decreased, as applicable, at twice the rate. For example, goals achieved by 50% or less will result in a 0% projected award, and goals that are exceeded by 50% or more will result in a 200% projected award. The maximum possible payout under the plan is 200% of the target award.

2008 Performance Goals.  In the past, we primarily used the Company’s earnings per share as the performance measure for short-term incentive. In the current operating environment in which our real estate markets are experiencing extremely low levels of activity due to the ongoing real estate downturn, the credit crisis and recessionary economic conditions, we decided that earnings per share was not an appropriate objective with which to measure executive performance. At the time the short-term incentive plan was approved, we knew that the executive team would need to focus on a variety of activities necessary to strengthen the Company to withstand the current adverse market conditions and to create long term shareholder value, none of which would be measured solely by an earnings per share objective.

For the 2008 plan, we established performance goals based on three equally-weighted components of Company performance: (1) the achievement of specified entitlement, enhancement and economic inducer initiatives intended to increase the Company’s land values, together with corporate strategy initiatives primarily aimed at reducing costs and improving the Company’s balance sheet; (2) the execution of a specified number of new business-to-business agreements; and (3) a total revenue target. These goals are described as follows:

Category (1) Goals:

In the first category, there were 28 detailed performance goals intended to drive specific value creation efforts. These goals are described generally as follows:

			Total	% of Total
		Representative	Number	Goals
Performance Area	Description of Performance Area	Example Goal[1]	of Goals	Achieved
Land enhancement	The value of rural land may be increased through enhancement activities, such as clearing, fencing, road construction or other minimal improvements.	Finalize enhancement, packaging and release to market of four Northwest Florida sites totaling approximately 5,000 acres.	3	100%

Entitlements	A key value creation competency of the Company is obtaining entitlements for residential, commercial and industrial uses for our land.	Complete the zoning for the first phase of the WestBay Detailed Specific Area Plan.	12	44%

Inducers	Inducers are projects or initiatives that could have broad economic or other advantages for Northwest Florida and our land.	Prepare and initiate strategy for sales of industrial and commercial sites in WestBay.	10	100%

Corporate strategy	Strategic organizational goals were established in response to current market conditions.	Successfully develop and implement a balance sheet improvement plan.	3	100%

Total achievement for First Category Goals:				86%

[1]	We do not believe that it is material to an understanding of the short-term incentive plan to describe in detail all 28 of the category (1) goals.

Category (2) Goals:

The second goal category required the execution of agreements with at least five business partners for important projects involving Company land. An important strategy of the Company is to attract new developers to Northwest Florida to promote interest in the region and to share the capital costs for development projects. For example, in August 2008 we signed a joint venture agreement with Glimcher Realty Trust to jointly develop an anchored retail shopping center on 58 acres in Panama City Beach. This goal was 100% achieved.

Category (3) Goals:

In addition to strategic goals in support of value creation strategies, we realized the continued need to produce revenues to support Company operations. We established a 2008 revenue target for the Company of $388.9 million. This goal was approximately 70% achieved.

In order to determine the payout under the short-term incentive plan, the achievements for all three goal categories were combined, producing an overall goal achievement under the plan of 85%. Because our actual performance fell short of the target, the projected awards were decreased by twice the amount of the shortfall pursuant to the terms of the plan, and the named executives were paid only 70% of their target bonuses for 2008. See the “Summary Compensation Table” on page 43 and “Grants of Plan-Based Awards in 2008” on page 48 for more information regarding the 2008 awards under the annual incentive plan.

Long-Term Incentive Program

Our long-term incentive program is designed to align executive and shareholder interests and encourage long-term executive performance and retention. We maintain several substantially identical stock incentive plans that are administered by the Committee. Each of these plans has been approved by our shareholders. In order to continue the long-term incentive program, the Board has adopted The St. Joe Company 2009 Equity Incentive Plan, subject to approval by the shareholders at the annual meeting. Refer to “Proposal No. 2 — Approval of The St. Joe Company 2009 Equity Incentive Plan” on page 9 for additional information.

Equity Grant Practices.  Our practice has been to make at least one equity award each year to our named executives (other than Mr. Rummell) as part of their total annual compensation. These awards are based on an established percentage of their base salaries. For 2008, the equity target award percentages for the named executives were determined by reference to the Market Cap Peer Group position benchmarks and the internal pay equity factors, as described above. The Committee also considers the recommendations of our President and CEO, the Vice President — Human Resources and Corporate Development and the Committee’s compensation consultant when making equity awards. The target award percentages for the named executives for 2008 were as follows: Mr. Greene, 150%; Mr. McCalmont, 100%; Ms. Marx, 75%; Mr. Solomon, 75%; and Mr. Corr, 100%. In connection with his promotion to CEO, Mr. Greene’s target award percentage was increased to 185%, effective beginning with the 2009 annual equity grant. Mr. Rummell did not receive any equity grants in 2008.

Awards of restricted stock are initially denominated in dollars, which amounts are then converted to shares by dividing the approved dollar value of the award by the closing share price on the date of grant. No options were granted in 2008.

Annual equity awards are granted in February at the regular quarterly meeting of the Committee. The Committee’s quarterly meetings are scheduled in September of the prior year. Committee meetings are scheduled without regard to anticipated earnings announcements or the release of other material, non-public information. Generally, the date the Committee takes action with respect to an award is the same date as the grant date for the awards. We do not backdate stock options.

2008 Equity Grants.  Each named executive (other than Mr. Rummell) was granted an annual equity award of shares of restricted stock with performance-based vesting conditions. The performance period for these shares started on the grant date and continues through

January 31, 2011. The shares will vest according to how well our total shareholder return during the performance period compares to the total shareholder returns of companies within two peer groups established by reference to the S&P 500 Index and the S&P Super-Composite Homebuilder Index. See “Grants of Plan-Based Awards in 2008” on page 48 for more information about these equity grants and the performance-based vesting conditions.

In the past, we have granted restricted stock and stock options with time-based vesting. Traditionally, restricted stock has been a more effective retention tool because, unlike options, it delivers value when the restrictions lapse even if the share price has decreased from the date of grant. Restricted stock grants also deliver value more efficiently than stock options by delivering intended value with fewer shares. This benefits existing shareholders through less dilution of their ownership and the delivery of value while using fewer authorized shares under our equity incentive plans. Stock options, while less efficiently utilizing shares, promote performance and align executive incentives with stock price appreciation.

We believe that restricted stock with performance-based vesting conditions combines the best attributes of both restricted stock and stock options. These grants provide the perceived certainty of restricted stock awards and align the financial interests of executives with shareholders by promoting stock price appreciation. Because of the fluctuations in our stock price due to uncertainties in the financial markets, stock options would not have provided the same level of perceived value as restricted stock subject to performance-based conditions. In addition, at the time of grant, stock options have no intrinsic value. We use the Black-Scholes valuation methodology when assigning values to stock options at the time of grant, but this model requires a two to three times price increase in order to produce the intended value of the award at the time of grant.

Furthermore, in order to create a strong retention incentive during a challenging operating environment and a significant restructuring of the Company, these awards were calculated at twice the value of the named executives’ target annual equity awards. Using this double value approach provides perceived certainty that some value will be realized from the awards even if our stock price performs only moderately well (50% of the shares vest if we rank in the 50th percentile), while providing the opportunity to realize the full value of the awards if our stock price performs very well (100% of the shares vest if we rank in the 75th percentile or above).

Mr. Greene and Mr. Corr were also granted shares of restricted stock with time-based vesting. Time-based vesting conditions were used for these awards in order to provide these executives with a strong retention incentive and the stability of incentive payouts during the current down business cycle. Although less effective than stock options or restricted stock with performance-based vesting conditions, restricted stock with time-based vesting also serves to motivate performance as its value increases with stock price increases.

Policies Regarding Equity Ownership.  In order to promote the alignment of the financial interests of our senior management and directors with our shareholders, the Committee adopted a Stock Ownership Policy in May 2008. The policy requires senior management, including the named executives, to own a minimum amount of Company stock (either a minimum number of shares or a minimum value of owned shares) ranging from 5,000 shares or $275,000 to 100,000 shares or $5.5 million. For directors, the minimum amount of Company stock required to be owned under the policy is 5,000 shares or $275,000.

The executives subject to the policy have five years from the date of adoption to reach the minimum ownership thresholds. The thresholds for those age 55 or older will be reduced by 10% per year up to 50% because the Committee thought it reasonable to allow for a certain amount of investment diversification as the executives approach retirement age in light of the volatility of stock prices in the real estate industry.

We do not reprice stock options to account for decreases in our share price after the date of grant. We prohibit short sales on our stock, and the purchase or sale of options, puts, calls or other derivative securities that are directly linked to our stock, by named executives and other officers and directors. Certain members of management, including the named executives and directors, are required to receive permission from our legal department prior to conducting transactions in Company securities. We have quarterly “blackout” periods, and unscheduled blackout periods from time-to-time, during which no trading is permitted by these persons.

Retirement Plans

The Company provides retirement benefits to the named executives through a cash balance defined benefit pension plan (the “Pension Plan”), a 401(k) retirement plan, a non-qualified supplemental executive retirement plan (“SERP”) and a non-qualified deferred capital accumulation plan (“DCAP”). The terms of these plans and the benefits accrued to the named executives under the plans are described under “Pension Benefits in 2008” on page 53 and “Nonqualified Deferred Compensation in 2008” on page 55. We believe that these retirement benefits are important tools for retaining and rewarding executive officers’ service by providing meaningful retirement savings through tax-favorable plans. Although we have no target percentage for retirement plans to contribute to total compensation, we do consider retirement benefits when setting an executive officer’s total compensation.

Other Compensation

We provide our named executives with other benefits, reflected in the All Other Compensation column in the “Summary Compensation Table” on page 43, that we believe are reasonable, competitive, supported by a clear business rationale and consistent with our overall executive compensation program. The costs of these benefits constitute only a small percentage of each named executive’s total compensation, and include, among other things, financial planning expenses, relocation costs, premiums paid on life insurance policies and the cost of an annual physical.

Severance Payments to Mr. Corr

We made significant payments to Mr. Corr in connection with his termination of employment in June 2008. These amounts are described under the heading “All Other Compensation” on page 46. In addition to the amounts required to be paid pursuant to Mr. Corr’s employment agreement and Company policy, the Committee awarded him an additional cash payment of $500,000. This award was made in recognition of the significant value creation role Mr. Corr played in successfully leading efforts to obtain entitlements and to develop and execute inducer strategies designed to stimulate economic activity and accelerate growth, including strategies involving the Panama City-Bay County International Airport relocation, Sacred Heart Health Systems hospitals and regional road improvements. For these reasons, the Committee also chose to pay the 2008 bonus payment required by Mr. Corr’s employment agreement at its full target value (prorated through his date of termination) instead of at the 70% value paid to the other named executives.

Retirement Payments to Mr. Rummell

The Committee made special compensation arrangements for Mr. Rummell in connection with his retirement from his position as Chief Executive Officer on May 13, 2008. The actual payments are described under the heading “All Other Compensation” on page 46. In addition to the amounts required to be paid pursuant to Mr. Rummell’s employment agreement and Company policy, Mr. Rummell was paid $62,500 for his continued service as Chairman of the Board through his resignation from the Board in August 2008. The Committee also approved the payment of $25,000 to Mr. Rummell for the purpose of improving his home office in light of his anticipated duties as Chairman of the Board.

Employment Agreements

Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon all have employment agreements with the Company, the primary purpose of which is to provide compensation to the executive in the event of termination without cause. Mr. Greene, Mr. McCalmont and Ms. Marx all have the same form of employment agreement, standardized in 2007, which provides a “1.5 multiple” (1.5 times the sum of the executive’s base salary plus target bonus) for termination events occurring prior to a change in control (except for Mr. Greene, who was granted a 2.0 multiple in connection with his promotion to CEO). The standard employment agreements provide for a “2.0 multiple” for termination events occurring after a change in control. The standard employment agreements have “double triggers” in that a change in control alone will not require payments, unless a termination event occurs as well.

Mr. Solomon elected to retain his existing employment and severance agreements entered into in 1999 when he joined the Company instead of signing the new standard form of employment agreement in 2007. Mr. Solomon’s employment agreement provides for a “1.5 multiple” (1.5 times the sum of his base salary plus 50% of his prior year bonus amount) for termination events occurring prior to a change in control. Mr. Solomon’s severance agreement provides for a “3.0 multiple” (3.0 times the sum of his base salary plus the average of his bonus for the three prior years) for termination events occurring after a change in control. Mr. Solomon’s severance agreement has a “modified single trigger” in that Mr. Solomon may voluntarily resign during a certain window period after a change in control and receive payments, in addition to receiving payments upon an involuntary termination or termination for good reason following a change in control.

These employment agreements promote two objectives beneficial to the Company. First, they provide our named executives with the financial security needed to allow them to fully focus on their operational responsibilities. The Company is facing a very challenging operating environment which requires full management attention. Secondly, we believe that the benefits provided by the employment agreements of Mr. Greene, Mr. McCalmont and Ms. Marx are in-line with current compensation practices of other public companies that could be competitors for our executive talent. Without these employment agreements, we could have difficulty retaining our named executives.

The termination provisions of the employment agreements and the potential payments under the employment agreements in connection with specific termination events, whether before or after a change in control, are described under “Potential Payments Upon Termination or Change in Control” on page 57.

Other than termination benefits, the employment agreements provide that the named executives are entitled to receive at least the base salary in effect for the executive on the date of the employment agreement, together with guaranteed participation in our annual bonus plan and other incentive, retirement and savings plans. The agreements for Mr. Greene, Mr. McCalmont and Ms. Marx also provide for an annual physical and up to $10,000 per year for financial planning expenses (which benefits are also available to Mr. Solomon by virtue of his position). The employment agreements have no termination date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2009 proxy statement. This report is provided by the following independent directors, who comprise the Committee:

Michael L. Ainslie, Chair
Hugh M. Durden
Thomas A. Fanning
Delores M. Kesler

Compensation Committee Interlocks and Insider Participation

In addition to the current members of the Compensation Committee listed above, Mr. Frampton and Mr. Revell also served on the Committee for a portion of 2008. During 2008, the Compensation Committee consisted of, and it currently consists of, independent members of the Board of Directors. No current or former member of the Committee is or was during 2008 an executive officer of another company on whose board or its comparable committee one of our executive officers serves.

Summary Compensation Table

The table below summarizes the total compensation paid or awarded to each of the named executives for the years ended December 31, 2008, 2007 and 2006, calculated in accordance with SEC rules.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year[1]	($)	($)	($)	($)	($)	($)	($)	($)
Wm. Britton Greene[2]	2008	664,904	-0-	2,163,782	318,570	490,000	18,492	100,494	3,756,242
President and Chief	2007	514,134	-0-	852,364	401,893	163,700	22,525	88,166	2,042,782
Executive Officer	2006	460,215	-0-	624,873	246,180	-0-	35,290	127,243	1,493,801

William S. McCalmont[3]	2008	344,615	-0-	823,359	134,100	164,000	38,847	58,686	1,563,607
Executive Vice President and	2007	208,654	-0-	407,681	83,813	95,900	-0-	217,038	1,013,086
Chief Financial Officer

Christine M. Marx[4]	2008	314,844	-0-	462,655	74,249	133,000	30,187	65,012	1,079,947
General Counsel and	2007	305,396	-0-	247,417	133,455	77,800	29,613	74,431	868,112
Corporate Secretary

Stephen W. Solomon[5]	2008	282,744	-0-	408,987	63,276	99,600	12,047	34,998	901,652
Senior Vice President and Treasurer

Peter S. Rummell[6]	2008	597,041	-0-	465,501	-0-	383,136[7]	4,493	333,162	1,400,197
Former Chairman and	2007	861,571	-0-	1,152,776	-0-	365,800	80,037	376,614	2,836,798
Chief Executive Officer	2006	833,191	-0-	2,204,896	488,281	-0-	88,531	580,570	4,195,469

Christopher T. Corr[8]	2008	173,816	-0-	(703,388)[9]	(193,088)[9]	-0-	5,095	1,560,921	843,356[9]
Former Executive	2007	344,470	-0-	520,787	178,279	87,700	11,611	48,976	1,191,823
Vice President and	2006	304,538	-0-	362,059	63,861	-0-	45,076	69,730	845,264
Chief Strategy Officer

[1]	More information regarding 2007 compensation is found in our 2008 proxy statement filed with the SEC on March 28, 2008, and more information regarding 2006 compensation is found in our 2007 proxy statement filed with the SEC on April 13, 2007.

[2]	Mr. Greene was promoted to Chief Executive Officer on May 13, 2008. Prior to that time he served as President and Chief Operating Officer.

[3]	Mr. McCalmont commenced employment as Chief Financial Officer on May 10, 2007. He was promoted to Executive Vice President on January 31, 2009.

[4]	Ms. Marx was not a named executive for 2006, and information for that year has been omitted.

[5]	Mr. Solomon was not a named executive for 2007 or 2006, and information for those years has been omitted.

[6]	Mr. Rummell retired from his position as Chief Executive Officer on May 13, 2008.

[7]	Mr. Rummell’s 2008 bonus was prorated through August 19, 2008, the termination date of his employment agreement.

[8]	Mr. Corr’s employment with the Company terminated on June 9, 2008.

[9]	The amount shown under “Total” has been reduced by the negative amounts shown under “Stock Awards” and “Option Awards.”

Salary

A discussion of the 2008 base salaries of the named executives is set forth under “Base Salaries” in the CD&A on page 35. The discussion under “Internal Pay Equity” in the CD&A on page 34 provides information regarding the varying salary levels of the named executives. The 2008 salary shown for Mr. Rummell includes amounts paid to him through the termination date of his employment agreement, August 19, 2008. His annual base salary rate was $867,210. The 2008 salary shown for Mr. Corr includes amounts paid to him through his termination date on June 9, 2008. His annual base salary rate was $357,127.

Stock Awards and Option Awards

For a discussion of our long-term incentive program and our 2008 equity grants, refer to “Long-Term Incentive Program” in the CD&A on page 38.

The amounts shown reflect the dollar amounts recognized as an expense for financial statement reporting purposes for 2008 for restricted stock and stock options granted in 2008, as well as prior years, in accordance with SFAS 123R, excluding any contingency for forfeitures. The assumptions used in the calculation of these amounts for 2008 are described in note 2 of our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 24, 2009. Since these amounts reflect our accounting expense for these awards, they may not correspond to the actual value that will be recognized by the named executives.

The amounts are difficult to compare between the named executives for 2008 and also from year to year. This is mainly because the numbers represent the accounting expense for portions of awards from prior years. For example, Mr. Rummell received no stock awards in 2008, 2007 or 2006, but large stock award amounts are shown for him in the table. These amounts reflect the expense recognized in this three year period for an equity grant awarded to Mr. Rummell in 2003 in connection with his execution of a five-year employment agreement. To see the value of awards made to the named executives in 2008, refer to “Grants of Plan-Based Awards in 2008” on page 48. To see the value actually received by the named executives in 2008 from equity awards, refer to “Option Exercises and Stock Vested in 2008” on page 53.

Mr. Corr forfeited 105,165 shares of restricted stock and 28,779 options in connection with his termination of employment. The negative amounts shown under “Stock Awards” and “Option Awards” include 2008 credits of $705,332 and $193,088, respectively, for expense recognized in 2006 and 2007 for such awards.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by the named executives under our annual incentive plan in 2008. The material provisions of that plan are described in the CD&A under “Annual Performance-Based Bonuses” on page 36. These amounts are the actual amounts earned by each named executive under the awards described under “Grants of Plan-Based Awards in 2008” on page 48. Payments under the annual incentive plan were based on the Company’s performance during 2008 as described in the CD&A under “Annual Performance-Based Bonuses — 2008 Performance Goals” on page 36.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in this column represent the sum of (1) the change in present values of the pension plan benefits for each named executive and (2) the above-market interest earned on each named executive’s account in the DCAP. The following table summarizes the amounts attributable to each category for the named executives:

		Change in	DCAP Above
		Pension	Market
Name	Year	Value ($)	Interest ($)
Mr. Greene	2008	18,492	-0-

Mr. McCalmont	2008	38,847	-0-

Ms. Marx	2008	26,197	3,990

Mr. Solomon	2008	517	11,530

Mr. Rummell	2008	-0-	4,493

Mr. Corr	2008	-0-	5,095

The changes in pension values shown reflect the changes in the present value of pension benefits from one year end to the next. Factors affecting the changes in present values include the impact of the value of benefits earned in the current year, the growth in the value of benefits earned in prior years due to the passage of time and the impact of changes in assumptions. This present value calculation is based on actuarial assumptions and discounting and is not a direct reflection of the change in each participant’s actual account balance in the pension plan during the year. The amount shown for Mr. Rummell and Mr. Corr is zero, as they were no longer employed at December 31, 2008. Refer to “Pension Benefits in 2008” on page 53 for information regarding pension benefits paid to Mr. Rummell and Mr. Corr in 2008 in connection with their termination of employment.

The assumptions used to calculate the change in present values include a discount rate of 6.35% at December 31, 2008 and 6.21% at December 31, 2007; future interest crediting rate of 4.25% at December 31, 2008 and 4.75% at December 31, 2007; lump sum form of payment; and a normal retirement age of 65. Turnover, disability, future salary increases, pre-retirement mortality and increases in IRC 401(a)(17) compensation limits were ignored for calculation purposes.

Refer to “Pension Benefits in 2008” on page 53 for more information about the pension benefits available to the named executives.

We pay 7% interest on participants’ accounts in the DCAP. The amounts shown above reflect the portion of the interest payment in excess of 5.88%, or 120% of the applicable federal long-term interest rate. These payments are deemed by the SEC to be above-market interest payments. The total interest payment to the DCAP for each named executive is shown under “Nonqualified Deferred Compensation in 2008” on page 55.

All Other Compensation

The following table describes each component of the amounts shown in the All Other Compensation column for 2008.

		Company
	Company	Contributions	Personal	Financial	Term Life	Annual	Retirement/
	Contributions	to 401(k)	Airplane	Planning	Insurance	Physical	Severance
	to SERP	and DCAP	Use	Expenses	Premiums	Exam	Benefits	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)
Mr. Greene	90,705	8,050	-0-	740	777	222	-0-	100,494

Mr. McCalmont	44,873	8,050	-0-	5,230	533	-0-	-0-	58,686

Ms. Marx	44,057	10,490	-0-	10,000	465	-0-	-0-	65,012

Mr. Solomon	24,861	9,712	-0-	-0-	425	-0-	-0-	34,998

Mr. Rummell	155,293	19,579	32,183	-0-	868	-0-	125,239	333,162

Mr. Corr	5,951	8,943	-0-	5,000	266	-0-	1,540,761	1,560,921

Company Contributions to SERP, 401(k) and DCAP.  We make annual contributions to each named executive’s account maintained in connection with the SERP, DCAP and 401(k) plan. A discussion of these retirement plans is found in the CD&A under “Retirement Plans” on page 40. More information regarding the SERP and DCAP is found under “Nonqualified Deferred Compensation in 2008” on page 55. With respect to the Company contributions to the 401(k) plan and the DCAP, the Company contributed $8,050 to each named executive’s account in the 401(k) plan, and any amount in excess of $8,050 for a named executive reflects contributions to the DCAP.

Personal Airplane Use.  During 2008, we provided Mr. Rummell with the use of a corporate airplane for personal purposes for approximately 10 hours of flight time. We purchased these hours of flight time through our participation in a fractional ownership program. Mr. Rummell reimbursed a portion of the costs associated with his personal airplane use in accordance with the methodology set forth in Treasury Regulations for federal income tax purposes. The amount shown in the table above represents the difference between our actual cost for the airplane use and the amount reimbursed by Mr. Rummell. We no longer provide hours of personal flight time at our expense to any named executive. Infrequently, however, spouses of named executives may accompany named executives during business flights. This spousal use has no incremental cost to the Company.

Financial Planning Expenses.  Each named executive may be reimbursed for up to $10,000 annually for financial planning expenses. We believe that this benefit helps the named executives to optimize the value received from all of the compensation elements offered by the Company.

Term Life Insurance Premiums.  This column reports taxable payments made to the named executives to cover term life insurance premiums for policies providing coverage based on their base salaries up to $600,000.

Annual Physical Exam.  Each named executive may be reimbursed for up to $5,000 annually for the cost of a physical exam.

Retirement/Severance Benefits.  The amount shown for Mr. Rummell includes the following cash payments in connection with his retirement:

•	$35,739 for his accrued vacation time;

•	$62,500 for service as Chairman of the Board (which was the first quarterly installment of an annual payment of $250,000; no other payments were made, however, due to Mr. Rummell’s resignation from the Board in August 2008);

•	$25,000 for improvements to his home office; and

•	$2,000 for membership dues for a professional organization.

The amount shown for Mr. Corr includes the following cash payments in connection with his termination of employment:

•	$912,000 termination payment paid under his employment agreement;

•	$500,000 awarded to Mr. Corr by the Compensation Committee as recognition of his services rendered to the Company;

•	$100,295 as a bonus for 2008 paid at his target amount (prorated through June 9, 2008) in connection with his employment agreement;

•	$23,759 for his accrued vacation time; and

•	$4,707 for continued health insurance costs.

Refer to “Retirement Payments to Mr. Rummell” on page 41 and “Severance Payments to Mr. Corr” on page 40 for more information about the retirement and severance payments to Mr. Rummell and Mr. Corr.

Other Benefits.  We maintain private box leases in a football stadium (expiring in 2009) and a sports and entertainment arena for business purposes. Occasionally, named executives will invite family members and friends to use these venues for personal purposes. This personal use has no incremental costs to the Company other than incidental catering charges. The named executives may have received additional incidental perquisites not subject to SEC reporting.

Grants of Plan-Based Awards in 2008

The following table provides information about equity and non-equity awards granted to the named executives in 2008.

								All Other Stock
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Awards:
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Number of	Grant Date
								Shares of Stock	Fair Value of
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Stock Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Mr. Greene	2/12/2008	-0-	700,000	1,400,000
	2/12/2008				12,003	57,614	96,024		2,622,415
	2/12/2008							48,012	1,859,985
	2/15/2008							25,000	941,250

Mr. McCalmont	2/12/2008	-0-	234,325	468,650
	2/12/2008				4,517	21,683	36,138		986,929

Ms. Marx	2/12/2008	-0-	189,970	379,940
	2/12/2008				2,976	14,282	23,804		650,087

Mr. Solomon	2/12/2008	-0-	142,313	284,625
	2/12/2008				2,662	12,778	21,296		581,594

Mr. Rummell	2/12/2008	-0-	547,337	1,094,674	—	—	—	—	—

Mr. Corr	2/12/2008	-0-	214,276	428,552
	2/12/2008				6,128	29,414	49,024		1,339,392
	2/12/2008							24,542	949,982

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

These columns show the potential value of the 2008 payouts for each named executive under our annual incentive plan. The performance goals and salary multiples for determining the target payouts are described in the CD&A under “Annual Performance-Based Bonuses” on page 36. Under the plan, for each percentage variation from the target performance objective, the amount of the projected award would be increased or decreased, as applicable, at twice the rate. Accordingly, goals that are only 50% achieved would result in a 0% projected award (the threshold amount), and goals that are exceeded by 50% or more would result in a 200% projected award (the maximum amount).

The amounts shown represent cash payouts that were possible under our annual incentive plan. The potential payouts were performance-based and completely at risk. The actual payouts under the 2008 annual incentive plan are found in the “Summary Compensation Table” on page 43.

Estimated Future Payouts Under Equity Incentive Plan Awards

The awards shown were grants of restricted stock with performance-based vesting conditions. The vesting of these shares will be based on the performance of our stock price from February 12, 2008 through January 31, 2011. The total shareholder return of our stock during the performance period will be measured and compared to the total shareholder return of companies in certain peer groups established by reference to the S&P 500 Index and the S&P Super-Composite Homebuilder Index. Our total shareholder return and the total shareholder return for each company in the peer groups will be calculated based on the change in each company’s stock price, plus any dividends paid, divided by the beginning stock price for each company.

Once our percentile rank is determined with respect to each peer group, our overall percentile rank will be determined by averaging the two ranks, weighting the percentile rank for the S&P 500 peer group at 40% and for the S&P Homebuilder peer group at 60%. Our weighted composite percentile rank will then be used to determine the number of the shares awarded that will actually vest, if any, according to a graduated vesting schedule. The vesting schedule for these awards is as follows:

Company’s Weighted Average	Percent of Restricted
Percentile Rank	Shares to Vest
75th and above	100%
70th	90
65th	80
60th	70
55th	60
50th	50
45th	42.5
40th	35
35th	27.5
30th	20
25th	12.5
Below 25th	0

The threshold amount shown in the table represents 12.5% vesting based on the achievement of a 25th percentile rank. The maximum amount shown represents 100% vesting based on the achievement of a 75th or greater percentile rank. There is no target amount specified in the vesting schedule for these awards. Pursuant to SEC rules, however, the “target” amount shown in the table is a representative amount of the shares that would vest based on our percentile rank at December 31, 2008. This amount reflects performance for only the first 9.5 months of the three year performance period and could vary significantly over the remainder of the performance period.

During the restricted period, each share of restricted stock entitles the named executive to receive any dividends that we may declare with respect to our common stock. We, however, do not currently pay any quarterly dividends.

For more information regarding the 2008 grants of restricted stock with performance-based vesting conditions, refer to the discussion in the CD&A under the heading “Long-Term Incentive Program — 2008 Equity Grants” on page 38.

Stock Awards

The stock awards shown were grants of restricted stock with time-based vesting. The February 12, 2008 awards were granted with a vesting schedule of 25% annually beginning on the first anniversary of the grant date. The February 15, 2008 award to Mr. Greene was granted with a vesting schedule of one-third annually beginning on the first anniversary of the grant date.

During the restricted period, each share of restricted stock entitles the named executive to receive any dividends that we may declare with respect to our common stock. We, however, do not currently pay any quarterly dividends.

For more information regarding the 2008 grants of restricted stock, refer to the discussion in the CD&A under the heading “Long-Term Incentive Program — 2008 Equity Grants” on page 38.

Grant Date Fair Value of Stock Awards

This column shows the full grant date fair value under SFAS 123R of the restricted stock granted to the named executives in 2008, excluding any contingency for forfeitures. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For restricted stock with time-based vesting conditions, the fair value is calculated using the closing price of our common stock on the grant date.

For restricted stock with performance-based vesting conditions, the fair value is determined using a Monte Carlo simulation pricing model. This model is based upon the closing price of our common stock on the grant date, and takes into account assumptions regarding a number of other variables including expected stock price volatility over the term of the awards, the relative performance of our stock price and shareholder returns compared to those companies in our peer groups and a risk-free interest rate assumption. For additional information regarding the valuation assumptions, refer to note 2 of our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 24, 2009.

The amounts shown reflect our accounting expense, and do not necessarily correspond to the actual value that will be recognized by the named executives from the awards. Whether, and to what extent, a named executive realizes value will depend on our stock price at the time of vesting.

Outstanding Equity Awards at December 31, 2008

The following table provides information on the holdings of restricted stock and stock options by the named executives at December 31, 2008. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes to the table.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
							Number of	Payout Value
	Number	Number of					Unearned	of Unearned
	of Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
	Underlying	Underlying			Shares or	of Shares or	or Other	or Other
	Unexercised	Unexercised	Option		Units of Stock	Units of Stock	Rights That	Rights That
	Options	Options	Exercise	Option	That Have	That Have	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Not Vested[1]	Vested[2]	Vested[1]
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Mr. Greene	5,000	-0-	32.65	8/18/2013	114,044[5]	2,773,550	57,614	1,401,172
	16,300	-0-	40.80	2/09/2014
	23,647	11,824[3]	54.24	9/18/2016
	6,074	12,148[4]	54.05	2/12/2017

Mr. McCalmont	7,500	22,500[6]	57.63	5/10/2017	28,874[7]	702,216	21,683	527,331

Ms. Marx	6,250	-0-	27.43	3/24/2013	16,375[8]	398,240	14,282	347,338
	10,000	-0-	32.65	8/18/2013
	4,214	2,107[2]	54.24	9/18/2016
	2,165	4,329[3]	54.05	2/12/2017

Mr. Solomon	3,000	-0-	32.65	8/18/2013	14,463[9]	351,740	12,778	310,761
	3,591	1,796[3]	54.24	9/18/2016
	1,845	3,689[4]	54.05	2/12/2007

[1]	The market value of the restricted stock is based on a per-share price of $24.32, the closing price of our common stock on December 31, 2008.

[2]	The amounts shown represent shares of restricted stock with performance-based vesting conditions. The performance period for these shares ends on January 31, 2011 and the number of shares that vest, if any, will be determined at that time based on the satisfaction of the applicable performance conditions. There is no target amount specified in the vesting schedule for these awards. Pursuant to SEC rules, however, the amounts shown are representative amounts of the shares that would vest based on our performance for 2008. These amounts reflect performance for only the first 9.5 months of the three year performance period for these awards and could vary significantly over the remainder of the performance period. See “Grants of Plan-Based Awards in 2008” on page 48 for more information regarding these awards.

[3]	These stock options vest on September 18, 2009.

[4]	One-half of these options vested on February 12, 2009, and the remaining options vest on February 12, 2010.

[5]	Mr. Greene’s shares of restricted stock with time-based vesting conditions vest as follows:

Vesting Date	Shares	Vesting Date	Shares

2/12/2009	12,003	2/15/2010	8,333
2/15/2009	8,334	7/27/2010	15,324
3/3/2009	1,102	2/12/2011	14,894
7/27/2009	15,324	2/15/2011	8,333
9/19/2009	3,500	2/12/2012	12,003
2/12/2010	14,894

[6]	Mr. McCalmont’s stock options vest in three equal annual installments beginning on May 10, 2009.

[7]	Mr. McCalmont’s shares of restricted stock with time-based vesting conditions vest as follows:

Vesting Date	Shares	Vesting Date	Shares

10/5/2009	5,125	5/10/2011	6,750
5/10/2010	6,750	10/5/2011	5,125
10/5/2010	5,124

[8]	Ms. Marx’s shares of restricted stock with time-based vesting conditions vest as follows:

Vesting Date	Shares	Vesting Date	Shares

3/3/2009	509	9/18/2010	1,027
9/18/2009	1,026	10/5/2010	3,375
9/19/2009	1,625	2/12/2011	1,031
10/5/2009	3,376	10/5/2011	3,376
2/12/2010	1,030

[9]	Mr. Solomon’s shares of restricted stock with time-based vesting conditions vest as follows:

Vesting Date	Shares	Vesting Date	Shares

3/3/2009	297	9/18/2010	875
9/18/2009	875	10/5/2010	3,020
9/19/2009	1,600	2/12/2011	878
10/5/2009	3,020	10/5/2011	3,020
2/12/2010	878

Option Exercises and Stock Vested in 2008

The following table sets forth certain information regarding exercises of stock options and the vesting of restricted stock held by our named executives during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise[1]	Acquired on Vesting	on Vesting[2]
Name	(#)	($)	(#)	($)
Mr. Greene	-0-	—	13,401	506,931

Mr. McCalmont	-0-	—	10,249	385,362

Ms. Marx	-0-	—	8,421	337,697

Mr. Solomon	-0-	—	7,224	289,837

Mr. Rummell	-0-	—	101,317	3,519,753

Mr. Corr	9,000	23,348	983	37,939

[1]	The value realized was calculated based upon the market price of our common stock at exercise less the exercise price for such shares. The amount shown is before the payment of any applicable withholding taxes.

[2]	The value realized was calculated by multiplying the number of shares of restricted stock vested by the closing price of our common stock on the vesting date. The amounts shown are before the payment of any applicable withholding taxes.

Pension Benefits in 2008

The table below sets forth information on the pension benefits for the named executives under our pension plan. For information regarding the Company’s SERP, see the information provided under “Nonqualified Deferred Compensation in 2008” on page 55.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit[1]	Last Fiscal Year[2]
Name	Plan Name	(#)	($)	($)
Mr. Greene	Pension Plan	11.00	300,484	-0-
Mr. McCalmont	Pension Plan	1.67	38,847	-0-
Ms. Marx	Pension Plan	5.75	147,524	-0-
Mr. Solomon	Pension Plan	9.67	357,723	-0-
Mr. Rummell	Pension Plan	N/A	N/A	1,319,259
Mr. Corr	Pension Plan	N/A	N/A	505,971

[1]	The amounts shown in this column represent the actuarial present value of each named executive’s accumulated benefit under our pension plan as of December 31, 2008. The assumptions used to calculate the present values include a discount rate of 6.35%; future interest crediting rate of 4.25%; lump sum form of payment; and a normal retirement age of 65. Turnover, disability, future salary increases, pre-retirement mortality and increases in IRC 401(a)(17) compensation limits were ignored for calculation purposes.

[2]	Mr. Rummell and Mr. Corr received their lump sum pension benefits in 2008 in connection with their termination of employment.

We sponsor a pension plan that is intended to provide retirement benefits for our employees, including our named executives. The pension plan is a fully-funded, cash balance defined-benefit plan covering all of our employees who have attained age 21 and completed one year of service during which they have completed at least 1,000 hours of service. Each year, all active participants’ accounts are credited with a percentage (8%-12%) of the participant’s compensation, based on the participant’s age at the beginning of the year. The IRS, however, limited the compensation eligible for crediting under the pension plan to $230,000 for 2008. In addition, all participants’ accounts are credited with interest based upon the 30-year US treasury bond rate (4.79% for 2008).

A participant’s “compensation” for purposes of calculating Company contributions to the pension plan includes his or her gross base salary (including any elective deferrals), commissions, and bonuses which are reported on IRS Form W-2. Compensation does not include any amounts processed within pay periods which end 31 days or more after termination of employment, sign-on bonuses, referral bonuses, commissions on the sale of a residence, severance pay, payments made after the death of an employee, recoverable draws, distributions from any qualified or nonqualified retirement plan, and gratuities.

A participant vests in his or her pension plan account upon the completion of 5 years of service or upon reaching the plan’s normal retirement age (either age 65 or the age of the participant upon his or her fifth anniversary of employment, whichever is later). A participant’s pension plan account fully vests in the event of death. All participants in the pension plan on October 8, 2007, however, became fully vested in their pension plan accounts regardless of years of service due to a corporate reorganization and downsizing. At December 31, 2008, all of the named executives were 100% vested in their pension plan accounts.

In the event of a participant’s retirement (whether early or normal retirement) or any other termination of employment (including resignation, involuntary termination, disability, or otherwise), the participant is entitled to receive his or her vested account balance in the plan. Vested benefits are payable at or after the termination event (including retirement) and are not reduced by social security or other benefits received by the participant. Pension benefits may be paid in a lump sum or in installments through an annuity.

The pension benefits table above provides an actuarial estimate of each named executive’s benefit under the pension plan based on a projected retirement age of 65 and a discount to present value. Because of the cash balance nature of our pension plan, a better way to understand each named executive’s possible benefit upon termination of employment, including retirement, is to refer to each named executive’s account balance in the plan. As mentioned above, at December 31, 2008, each named executive was 100% vested in his or her pension plan account, and would have been entitled to payment of the full account balance upon retirement or any other termination of employment. Mr. Rummell and Mr. Corr were each paid 100% of his account balance in connection with his termination of employment in 2008, as shown in the table above.

The following table shows each named executive’s account balance in the pension plan at December 31, 2008 (other than Mr. Rummell and Mr. Corr who had no account balance at December 31, 2008):

	Pension Plan Account Balance	Vested Percentage of
	at December 31, 2008	Pension Plan
Name	($)	Account Balance
Mr. Greene	374,194	100%
Mr. McCalmont	49,351	100%
Ms. Marx	169,626	100%
Mr. Solomon	512,216	100%

Nonqualified Deferred Compensation in 2008

						Aggregate
		Executive	Registrant	Aggregate		Balance
	Type of	Contributions	Contributions	Earnings	Aggregate	at Last
	Deferred	in Last	in Last	in Last	Withdrawals/	Fiscal
	Compensation	Fiscal Year[1]	Fiscal Year[2]	Fiscal Year[3]	Distributions	Year End[4]
Name	Plan	($)	($)	$)	($)	($)
Mr. Greene	SERP	-0-	90,705	13,105	-0-	377,391
	DCAP	-0-	-0-	-0-	-0-	-0-

	Total	-0-	90,705	13,105	-0-	377,391

Mr. McCalmont	SERP	-0-	44,873	-0-	-0-	44,873
	DCAP	-0-	-0-	-0-	-0-	-0-

	Total	-0-	44,873	-0-	-0-	44,873

Ms. Marx	SERP	-0-	44,057	8,610	-0-	232,417
	DCAP	38,900	2,440	24,937	-0-	388,359

	Total	38,900	46,497	33,547	-0-	620,776

Mr. Solomon	SERP	-0-	24,861	4,641	-0-	126,385
	DCAP	100,055	1,662	72,061	-0-	1,134,949

	Total	100,055	26,523	76,702	-0-	1,261,334

Mr. Rummell	SERP	-0-	155,293	115,147	-0-	2,674,340
	DCAP	99,858	11,529	29,321	-0-	479,377

	Total	99,858	166,822	144,468	-0-	3,153,717[5]

Mr. Corr	SERP	-0-	5,951	4,506	113,069	-0-
	DCAP	20,181	893	36,618	629,030	-0-

	Total	20,181	6,844	41,124	742,099	-0-

[1]	The amounts in this column are also included in the “Summary Compensation Table” on page 43, in the “Salary” column for each named executive.

[2]	The amounts in this column are included in the “Summary Compensation Table” on page 43, in the “All Other Compensation” column.

[3]	The amounts in this column represent interest credits to each named executive’s account in the SERP and the DCAP. No portion of the SERP amounts are included in the “Summary Compensation Table”

because the interest rate applicable to the SERP accounts for 2008 (4.75%) was not above-market (i.e., was not in excess of 120% of the applicable federal long-term rate).

The DCAP interest rate for 2008 was 7%. Consequently, a portion of the DCAP interest credits for each named executive is considered to be above-market. Only the above-market portions of the DCAP amounts are included in the “Summary Compensation Table” under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” The DCAP above-market interest amounts for the named executives are: Ms. Marx, $3,990; Mr. Solomon, $11,530; Mr. Rummell, $4,493; and Mr. Corr, $5,095.

[4]	Of the totals in this column, the following totals have been reported in the “Summary Compensation Table” for 2008 and for previous years:

	2008	Previous Years	Total
Name	($)	($)	($)
Mr. Greene	90,705	125,259	215,964
Mr. McCalmont	44,873	-0-	44,873
Ms. Marx	50,487	52,642	103,129
Mr. Solomon	38,053	-0-	38,053
Mr. Rummell	171,315	626,533	797,848
Mr. Corr	11,939	54,317	66,256

[5]	Mr. Rummell’s account balances were distributed to him in February 2009.

The Company maintains two defined contribution plans, the SERP and DCAP, that provide for the deferral of compensation on a basis that is not tax-qualified.

SERP.  The SERP is designed to supplement the pension plan by providing designated executives, including the named executives, with benefits which have been lost due to IRS restrictions on annual compensation ($230,000 for 2008), which can be taken into account under a qualified pension plan. Each month we credit a percentage of each participant’s compensation to the SERP. The term “compensation” for purposes of the SERP has the same meaning as described above for the pension plan.

The percentage of a participant’s compensation we credit to the SERP is the same as the pension plan, except that a higher percentage (14%-18.25%) is paid to the Chief Executive Officer and a designated group of persons directly reporting to the Chief Executive Officer (generally, Tier 1 participants) over age 45 (which included all of the named executives in 2008). SERP accounts earn the same interest as pension accounts, which rate is determined annually by the Compensation Committee (4.79% for 2008). The SERP is accounted for in our financial statements as a defined contribution plan.

A participant vests in his or her SERP account at the rate of 10% per year of service, with full vesting upon death, disability, a change in control of the Company or attainment of age 62 while still employed by the Company. Tier 1 participants are entitled to full vesting at age 55 if they were participants in the SERP prior to 2000. For all other participants joining the SERP prior to 2000, their SERP account fully vests upon attainment of age 55 and completion of 5 years of service. At December 31, 2008, Messrs. Greene and Solomon were 100% vested in their SERP accounts; Mr. McCalmont was 20% vested; and Ms. Marx was 59% vested. Vested SERP benefits are payable in a lump sum six months after an executive’s separation from employment. A participant’s benefit may also be paid in a lump sum in connection with death, a change in control of the Company, disability or an unforeseeable emergency.

DCAP.  The DCAP is designed to supplement our 401(k) plan by allowing designated executives the ability to defer compensation that they could not defer to the 401(k) plan because of IRS restrictions on the amount of compensation which can be taken into account under a qualified 401(k) plan. The DCAP limits a participant’s deferrals to up to 50% of base salary and up to 75% of any annual cash bonus.

We match 25% of the first 6% of each participant’s deferrals in excess of the IRS annual compensation limit ($230,000 for 2008). Participants’ accounts are credited with interest at the rate approved each year by the Compensation Committee (7% for 2008). All Company and employee contributions to the DCAP are fully vested at the time of contribution. A participant’s account balance in the DCAP is payable in a lump sum six months after separation from employment. A participant’s benefit may also be paid in a lump sum in connection with death, a change in control of the Company, disability or an unforeseeable emergency.

Potential Payments Upon Termination or Change in Control

As discussed in the CD&A under “Employment Agreements” on page 41, we have entered into employment agreements with each of our named executives. These agreements provide for certain payments and other benefits if a named executive’s employment with the company is terminated under circumstances specified in his or her respective agreement, including a “change in control” of the Company (as described below). A named executive’s rights upon termination of employment will depend upon the circumstances of the termination. The termination provisions of the employment agreements of the named executives, other than Mr. Rummell, are described below.

Employment Agreements of Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Corr

The employment agreements of Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Corr provide that the following events will trigger termination payments to the executive:

•	the executive terminates his or her employment for good reason; or

•	we terminate his or her employment for any reason other than cause, death or disability.

If the executive’s employment is terminated by the Company other than for cause or due to death or disability, or by the executive for good reason, the executive will be entitled to receive the following benefits:

•	a lump sum payment equal to 1.5 times (two times for Mr. Greene) the sum of the executive’s base salary plus the executive’s targeted annual bonus;

•	a pro rata portion of the annual bonus the executive would have earned in that year;

•	18 months of health and welfare benefits; and

•	reimbursement of up to $20,000 for outplacement services.

If the executive’s employment is terminated during the two year period following a change of control by the Company other than for cause or by the executive for good reason,

the executive’s termination payments would be increased. Generally, each executive would receive the following benefits:

•	a lump sum payment equal to two times the sum of the executive’s base salary plus the executive’s targeted annual bonus;

•	a pro rata portion of the annual bonus the executive would have earned in that year;

•	an amount calculated based on hypothetical continued service by the executive for a period of three years (for Mr. Greene) or two years (for Mr. McCalmont and Ms. Marx) for purposes of determining benefits payable under our retirement plan and SERP, but only to the extent such amount would exceed the executive’s actual benefit under the plans;

•	continued health and welfare benefits through the conclusion of the two year period after the change of control;

•	reimbursement of up to $20,000 for outplacement services; and

•	a gross-up payment for any required excise tax payments.

These benefits would also be payable to the executive in the event that the executive is terminated in anticipation of a change of control event.

For purposes of these employment agreements we have “cause” for termination if the executive:

•	fails to substantially perform his or her employment duties which are demonstrably willful and deliberate actions on his or her part and which are not remedied in a reasonable period of time after receipt of written notice from the Company (no act, or failure to act, will be considered “willful” if done, or omitted to be done, by the executive in good faith or with reasonable belief that his or her action or omission was in the best interests of the Company); or

•	engages in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

The executive will have “good reason” for termination if:

•	he or she experiences a significant diminution in his or her position, authority, comparable duties or responsibilities;

•	we fail to comply with compensation provisions of the agreement;

•	we require the executive to be based at any office or location more than 50 miles from the executive’s current location;

•	we attempt to terminate the executive otherwise than as expressly permitted by the agreement; or

•	we do not require any successor company to comply with the terms of the agreement.

A “change in control” is defined as the occurrence of any of the following events:

•	the acquisition of 50% or more of our outstanding common stock;

•	the occurrence of an event in which individuals who, as of the date of the employment agreement constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board. Any individual becoming a director after the date of the employment agreement who is elected by our shareholders or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as a member of the Incumbent Board. The Incumbent Board will exclude, however, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors;

•	a reorganization, merger, consolidation or other business combination in which the owners of the common stock of the Company before the transaction do not own more than 50% of the common stock of the surviving company;

•	our complete liquidation or dissolution; or

•	the sale or other disposition of all or substantially all of our assets.

Each of the employment agreements of Messrs. Greene, McCalmont, Ms. Marx and Mr. Corr require, as a condition to the receipt of any of the payments described above, that he or she sign a release waiving all claims against the Company and its affiliates. The agreements also include provisions that prohibit the executive, for a period of one year after termination of employment, from (a) engaging in certain activities that are competitive with our business, (b) soliciting any of our employees to leave employment with the Company, and (c) making disparaging comments about the Company. An executive that violates these restrictive covenants would be required to return any payments made in connection with a termination event under his or her employment agreement.

Employment and Severance Agreements of Mr. Solomon

Employment Agreement.  Pursuant to his employment agreement, if Mr. Solomon is terminated by the Company for any reason other than cause or disability, he will be entitled to receive the following benefits:

•	a lump sum payment equal to 1.5 times the sum of his base salary plus 50% of his annual bonus from the prior year; and

•	12 months of health and welfare benefits.

For purposes of the employment agreement, we have “cause” for termination if Mr. Solomon commits gross negligence, misconduct, non-feasance or a material breach of his employment agreement, or if he is convicted of a felony, following final disposition of any available appeal, or pleads guilty or no contest to a felony.

Severance Agreement.  Mr. Solomon’s severance agreement provides for severance payments in any of the following circumstances following a change in control:

•	if he resigns for any reason within the last six months of the first year after a change in control;

•	if he resigns for good reason within the first 36 months after a change in control; or

•	if we terminate him for any reason within the first 36 months after a change in control.

If Mr. Solomon’s employment is terminated for any of the reasons described above, he will be entitled to receive the following benefits:

•	a lump sum payment equal to three times the sum of his base salary plus the average of his bonus for the three most recent years;

•	a prorated bonus for the year in which the termination occurs in an amount not less than the greater of (i) his annual bonus for the most recent year, or (ii) the amount of his maximum bonus potential then in effect, prorated to his date of termination;

•	a supplemental pension benefit calculated based on hypothetical continued service by Mr. Solomon for a period of three years for purposes of determining benefits payable under our pension plan and SERP, but only to the extent such amount would exceed his actual benefit under the plan;

•	36 months of health and welfare benefits;

•	reimbursement for senior executive level outplacement services; and

•	a gross-up payment for any required excise tax payments.

For purposes of Mr. Solomon’s severance agreement, a “change in control” is defined as the occurrence of any of the following events:

•	the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if 50% or more of the combined voting power, directly or indirectly, of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

•	the sale, transfer, exchange or other disposition of all or substantially all of our assets;

•	a change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a change in control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

•	our liquidation or dissolution; or

•	any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of our securities representing at least 25% of the total voting power represented by our then outstanding voting securities.

Mr. Solomon will have “good reason” for termination upon the occurrence of any of the following events:

•	a demotion in title from that in effect immediately prior to the change in control which demotion results in a substantial and material reduction in responsibilities from those in effect immediately prior to the change in control;

•	a reduction in his total compensation (consisting of base salary and maximum bonus potential);

•	his principal place of work is relocated outside the Jacksonville, Florida area; or

•	a successor to the Company fails to assume and perform Mr. Solomon’s severance agreement.

Mr. Solomon would not be entitled to termination payments under both of his employment and severance agreements. Mr. Solomon’s employment and severance agreements do not contain any restrictive covenants similar to the covenants described above in the employment agreements of Mr. Greene, Mr. McCalmont and Ms. Marx.

Employment Agreement of Mr. Rummell

Although Mr. Rummell retired from his position as Chief Executive Officer on May 13, 2008, his employment agreement required that he continue to receive his salary and benefits through August 19, 2008, together with a bonus payment for 2008 prorated through August 19, 2008.

The agreement also included provisions that prohibit Mr. Rummell, during the term of his employment and for a period of two years after termination of his employment, from (a) engaging in certain activities that are competitive with our business, (b) soliciting any of our employees to leave employment with the Company, or (c) soliciting any customer.

Potential Termination Payments Table

The following table shows the termination payments that Mr. Greene, Mr. McCalmont and Ms. Marx would receive pursuant to their employment agreements, and that Mr. Solomon would receive pursuant to either his employment or severance agreement, in connection with the termination events described above, both before and after a change in control. These amounts have been quantified as if such termination events occurred on December 31, 2008.

Mr. Rummell and Mr. Corr are not included in the Potential Termination Payments Table. The actual payments in 2008 to Mr. Corr and Mr. Rummell pursuant to their employment agreements are described in the “Summary Compensation Table” on page 43.

	Payment of	Pro Rata	Incremental				Total
	Multiple of	Portion of	Pension	Continuation of		Excise	Termination
	Salary and	Annual	/ SERP	Miscellaneous	Outplacement	Tax	Payments/
Name	Bonus[1]	Bonus[2]	Benefit[3]	Benefits[4]	Services[5]	Gross-up6	Benefits[7]
Mr. Greene

By Co. without cause or by Exec. for good reason	2,800,000	700,000	-0-	16,944	20,000	-0-	3,536,944

By Co. without cause or by Exec. for good reason after change in control	2,800,000	700,000	609,146	56,474	20,000	2,664,691	6,850,310

Mr. McCalmont

By Co. without cause or by Exec. for good reason	892,238	234,325	-0-	16,944	20,000	-0-	1,163,507

By Co. without cause or by Exec. for good reason after change in control	1,003,063[8]	234,325	179,818	55,615	20,000	-0-	1,492,821

Ms. Marx

By Co. without cause or by Exec. for good reason	759,881	189,970	-0-	16,944	20,000	-0-	986,795

By Co. without cause or by Exec. for good reason after change in control	898,509[9]	189,970	186,848	53,924	20,000	-0-	1,349,251

Mr. Solomon

By Co. without cause	470,438	-0-	-0-	12,265	-0-	-0-	482,703

After change in control: by Exec. for any reason during the last six months of first year following change in control; by Exec. for Good Reason; by Co. for any reason	1,110,075	284,625	259,208	38,077	20,000	716,993	2,428,978

[1]	The 1.5 multiple (2.0 for Mr. Greene) (termination by the Company without cause or by the executive for good reason) and the 2.0 multiple (termination after a change in control) have been applied to the sum of the base salary and target bonus for each of Mr. Greene, Mr. McCalmont and Ms. Marx as of December 31, 2008, calculated as follows:

	Base Salary	2008 Target Bonus	Total
Name	($)	($)	($)
Mr. Greene	700,000	700,000	1,400,000
Mr. McCalmont	360,500	234,325	594,825
Ms. Marx	316,617	189,970	506,587

The amount shown in this column for Mr. Solomon for termination by the Company without cause was calculated by multiplying 1.5 by the sum of his base salary ($284,625) plus 50% of his 2007 annual bonus ($58,000). The amount shown in this column for Mr. Solomon for termination after a change in control was calculated by multiplying 3.0 by the sum of his base salary ($284,625) plus the average bonus for the three most recent years ($85,400).

[2]	The employment agreements of Mr. Greene, Mr. McCalmont and Ms. Marx permit discretion by the Committee in the calculation of the annual bonus in connection with a termination event. For illustration purposes, however, the 2008 target bonus for each of these executives is shown. Mr. Solomon’s severance agreement describes his annual bonus as the maximum bonus opportunity for the current fiscal year, which for illustration purposes is calculated as 200% of his 2008 target bonus.

[3]	The employment agreements for the named executives provide for a continuation benefit for both the pension plan and the SERP. The continuation period for Mr. Greene and Mr. Solomon is three years, and the continuation period for Mr. McCalmont and Ms. Marx is two years.

[4]	The amounts shown for Mr. Greene, Mr. McCalmont and Ms. Marx for termination by the Company without cause or by the executive for good reason include the cost of 18 months of medical and dental insurance benefits calculated based on our 2008 expenses for these benefits. The amounts shown for each of these executives for termination after a change in control include the cost of 24 months of medical and dental insurance, disability insurance, life insurance, financial planning and executive physical reimbursement based on the Company’s 2008 expenses for these benefits.

The amount shown for Mr. Solomon for termination by the Company without cause includes the cost of 12 months of medical, dental and disability insurance benefits calculated based on our 2008 expenses for these benefits. The amount shown for Mr. Solomon for termination after a change in control includes the cost of 36 months of medical, dental, life and disability insurance based on our 2008 expenses for these benefits.

[5]	Each of Mr. Greene, Mr. McCalmont and Ms. Marx would be eligible for reimbursement for up to $20,000 in outplacement services. Mr. Solomon’s severance agreement states that in the event of termination after a change in control he is eligible for senior executive level outplacement services, which is shown for illustration purposes as $20,000. His employment agreement does not provide for outplacement services.

[6]	The excise tax gross-up was calculated as the amount necessary to satisfy any excise tax incurred under Section 4999 of the IRC, subject to specified limitations and any associated income tax obligations. This excise tax calculation includes the effect of the accelerated vesting of unvested shares of restricted stock and unvested stock options that would have occurred in connection with a hypothetical change in control on December 31, 2008. Such acceleration occurs upon the occurrence of a change in control regardless of whether or not the executive’s employment terminates in connection with the change in control. See “Restricted Stock and Stock Option Agreements of Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon” below for additional information.

[7]	The named executives would also potentially receive a cash payment in connection with their involuntary termination pursuant to their restricted stock agreements for the 2008 awards of restricted stock with performance-based vesting conditions. Any cash payment would be determined based on Company performance through the conclusion of the performance period on January 31, 2011. Therefore, the cash payments for these shares are currently indeterminable and are not included in the amounts shown. See “Restricted Stock and Stock Option Agreements of Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon” below for additional information.

[8]	Mr. McCalmont’s required cash payment of $1,189,650 has been reduced by $186,587 pursuant to the terms of his employment agreement, which permits the reduction of the payment up to 10% if such reduction will eliminate an excise tax payment.

[9]	Ms. Marx’s required cash payment of $1,013,174 has been reduced by $114,665 pursuant to the terms of her employment agreement, which permits the reduction of the payment up to 10% if such reduction will eliminate an excise tax payment.

Restricted Stock and Stock Option Agreements of Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon

Mr. Greene, Mr. McCalmont, Ms. Marx and Mr. Solomon each have stock option agreements and restricted stock agreements applicable to each grant of restricted stock or stock options that govern the acceleration of vesting in connection with certain events. The agreements for grants with time-based vesting provide for accelerated vesting in the event of the executive’s death or disability. These agreements do not provide for accelerated vesting in the event the executive terminates his employment for good reason or if the Company terminates his employment without cause. Equity agreements for grants with time-based vesting made since July 2007 provide for the continued vesting of restricted stock and stock options after an executive’s retirement in accordance with the original vesting schedule. Equity agreements for grants made prior to July 2007 provide that only awards of restricted stock made in connection with an executive’s annual bonus continue to vest after retirement (all other equity awards lapse).

In February 2008, the Company granted shares of restricted stock with performance-based vesting conditions. The agreements for these grants provide for the forfeiture and cancellation of the restricted shares granted to a participant in the event of the participant’s disability, death, involuntary termination without cause or retirement prior to the conclusion of the performance period. The participant, however, will receive a cash payment from the Company after the conclusion of the performance period based on the fair market value of a pro rata portion of their restricted shares that would have vested at the end of the performance period, prorated through the date of separation of employment. The participant will not be eligible for a cash payment in the event of termination for cause or voluntary termination (other than retirement).

All equity agreements provide for the accelerated vesting of all unvested shares of restricted stock and stock options upon a change in control of the Company. A change in control for purposes of these agreements includes the following events: (1) a merger transaction in which the owners of the common stock of the Company before the transaction own 50% or less of the common stock of the surviving company; (2) the sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets; and (3) the liquidation or dissolution of the Company.

The following table shows the value of the accelerated vesting of each named executive’s unvested shares of restricted stock and stock options upon the executive’s death or disability, or upon a change in control involving the Company, as of December 31, 2008. The value of the restricted stock is calculated based on the closing price of our common stock on December 31, 2008. No value is attributable to the unvested stock options because the exercise prices for all of the unvested stock options exceeded the closing price of our common stock on December 31, 2008.

				Aggregate Value of
				Accelerated Vesting	Aggregate Value of
		Stock Options		of Time-Based	Accelerated Vesting
				Restricted Stock	of Restricted Stock
	Unvested Shares of	Unvested Stock	Exercise	upon Death or	Upon Change in
	Restricted Stock[1]	Options	Price[2]	Disability[3,4]	Control[3,5]
Name	(#)	(#)	($)	($)	($)
Mr. Greene	210,068	11,824	54.24	2,773,550	5,108,854
		12,148	54.05

Mr. McCalmont	65,012	22,500	57.63	702,216	1,581,092

Ms. Marx	40,179	2,107	54.24	398,240	977,153
		4,329	54.05

Mr. Solomon	35,759	1,796	54.24	351,740	869,659
		3,689	54.05

[1]	Includes shares of restricted stock with time-based vesting conditions listed as follows: Mr. Greene, 114,044; Mr. McCalmont, 28,874; Ms. Marx, 16,375; and Mr. Solomon, 14,463. The remainder of the shares shown for each named executive is subject to performance-based vesting conditions.

[2]	The exercise prices of the unvested stock options exceed the closing price of our common stock on December 31, 2008. Therefore, no value is attributed to the accelerated vesting of any stock options.

[3]	Calculated based upon a price per share equal to $24.32, the closing price of our common stock on December 31, 2008.

[4]	The amounts shown include the value of the unvested shares of restricted stock with time-based vesting conditions. The cash payments in connection with death, disability, involuntary termination or retirement attributable to the restricted stock with performance-based vesting conditions will be determined based on Company performance through the conclusion of the performance period on January 31, 2011. Therefore, the cash payments for these shares are currently indeterminable and are not included in the amounts shown.

[5]	Amounts shown include the value of all unvested shares of restricted stock (including those with time-based vesting conditions and those with performance-based vesting conditions).

Director Compensation in 2008

The following table sets forth the compensation of our directors for 2008 (other than Mr. Greene and Mr. Rummell, whose 2008 compensation is described in the “Summary Compensation Table” on page 43):

				Change in Pension
				Value and
				Nonqualified
	Fees Earned			Deferred
	or Paid	Stock	Option	Compensation	All Other
	in Cash[1]	Awards[2,3]	Awards[3]	Earnings[4]	Compensation[5]	Total
Name	($)	($)	($)	($)	($)	($)
Current Directors:

Michael L. Ainslie	65,313	70,695	-0-	-0-	5,000	141,008
Hugh M. Durden	104,563	70,695	-0-	809	5,000	181,067
Thomas A. Fanning	71,875	59,730	-0-	-0-	-0-	131,605
Dr. Adam W. Herbert, Jr.	62,500	70,695	-0-	-0-	-0-	133,195
Delores Kesler	62,500	70,695	-0-	-0-	-0-	133,195
John S. Lord	68,750	70,695	-0-	-0-	5,000	144,445
Walter L. Revell	65,625	70,695	-0-	-0-	5,000	141,320
Former Directors:
Harry H. Frampton, III[6]	62,500	59,730	-0-	-0-	-0-	122,230
William H. Walton, III[7]	31,250	14,620	-0-	-0-	-0-	45,870

[1]	The amounts shown are fees elected to be received in our common stock in lieu of cash, except as otherwise noted. Each director received the following shares of common stock in lieu of 2008 cash fees: Mr. Ainslie, 1,124; Mr. Durden, 3,022; Mr. Fanning, 1,369; Dr. Herbert, 1,126; Ms. Kesler, 1,126; Mr. Lord, 1,824; Mr. Revell, 1,748; Mr. Frampton, 1,658; and Mr. Walton, 801. The amounts attributable to common stock received in lieu of cash reflect the full grant date fair values of the stock under SFAS 123R. We recognized these grant date fair values as an expense for financial statement reporting purposes. These shares of common stock were fully vested as of the applicable grant date.

Amounts paid in cash are listed as follows: Mr. Ainslie, $10,000; Mr. Fanning, $20,000; Dr. Herbert, $20,000; and Ms. Kesler, $20,000. The amount for each director also includes de minimis cash payments in lieu of fractional shares.

The amount for Mr. Ainslie includes $12,996 that we paid for his medical insurance premiums. These medical insurance premiums are deducted from Mr. Ainslie’s annual retainer.

[2]	The amounts shown reflect the dollar amounts recognized as expenses for financial statement reporting purposes for 2008 for restricted stock granted in 2008 and prior years, in accordance with SFAS 123R. For restricted stock, the expense is calculated using the closing price of our common stock on the grant date. The amounts include expense of $59,730 attributable to the grant of 1,500 shares of common stock to each director (other than Mr. Walton) on May 13, 2008 (which expense amount equals the full grant date fair value of the stock under SFAS 123R). These shares of common stock were fully vested as of the grant date. The amounts for Messrs. Ainslie, Durden, Herbert, Lord, Revell and Ms. Kesler also include $10,965 of expense attributable to restricted shares granted in 2004. The amount shown for Mr. Walton reflects the expense attributable to restricted shares granted in 2004, the vesting of which was accelerated in connection with his retirement from the Board in May 2008.

[3]	All shares of common stock previously granted to directors were fully vested on the grant date, except for the grant of 1,500 restricted shares to directors in May 2004, which shares vest on May 18, 2009. The market value of the restricted stock shown in the table below is based on a per-share price of $24.32, the closing price of our common stock on December 31, 2008.

No stock options were granted to directors in 2008. Outstanding stock option awards are shown below. These options were granted in prior years in connection with the election or re-election of directors in May of each year. All outstanding stock options were vested as of December 31, 2008.

		Option Awards
					Stock Awards
		Number
		of Securities			Number of	Market Value of
		Underlying			Shares or Units	Shares or Units
		Unexercised			of Stock That	of Stock That
		Options	Option Exercise		Have Not	Have Not
		Exercisable	Price	Option Expiration	Vested	Vested
Name	Grant Date	(#)	($)	Date	(#)	($)
Mr. Ainslie	5/11/1999	2,903	$18.53	5/11/2009
	5/8/2000	5,849	20.03	5/8/2010
	5/14/2001	4,000	25.00	5/14/2011
	5/20/2002	4,000	33.26	5/20/2012
	5/19/2003	4,000	30.00	5/19/2013
	5/18/2004				1,500	36,480

Mr. Durden	5/14/2001	4,000	$25.00	5/14/2011
	5/20/2002	4,000	33.26	5/20/2012
	5/19/2003	4,000	30.00	5/19/2013
	5/18/2004				1,500	36,480

Dr. Herbert	—	-0-	-0-	-0-
	5/18/2004				1,500	36,480

Ms. Kesler	—	-0-	-0-	-0-
	5/18/2004				1,500	36,480

Mr. Lord	5/8/2000	5,849	$20.03	5/8/2010
	5/14/2001	4,000	25.00	5/14/2011
	5/20/2002	4,000	33.26	5/20/2012
	5/19/2003	4,000	30.00	5/19/2013
	5/18/2004				1,500	36,480

Mr. Revell	5/11/1999	2,903	$18.53	5/11/2009
	5/8/2000	5,849	20.03	5/8/2010
	5/14/2001	4,000	25.00	5/14/2011
	5/20/2002	4,000	33.26	5/20/2012
	5/19/2003	4,000	30.00	5/19/2013
	5/18/2004				1,500	36,480

Mr. Ainslie and Mr. Revell each exercised options to acquire 2,916 shares of common stock in 2008 for an exercise price of $22.82. The value realized upon exercise for Mr. Ainslie was $54,471 and for Mr. Revell was $55,346, based on the market price of our common stock on the date of exercise less the exercise price for such shares. The amount shown is before the payment of any applicable withholding taxes.

[4]	We instituted a Directors’ Deferred Compensation Plan in 2001. In 2004, we froze participation in the Plan. Mr. Durden is the only director with a cash balance in the Plan. Although we and Mr. Durden no longer make contributions to the Plan, we do continue to pay interest on Mr. Durden’s account balance (7% in 2008). Mr. Durden earned a total of $5,411 in interest with respect to his account in 2008. The amount shown in the table for Mr. Durden represents only the above-market interest earned on his account. Mr. Durden’s cash balance in the Plan at December 31, 2008, including the interest earned in 2008, was $82,707.

The Plan also includes a stock credit feature. At December 31, 2008, Mr. Durden had a stock credit balance in the Plan of 1,614.19 credits, valued at $39,257 based on a per share price of $24.32, the closing price of our common stock on December 31, 2008. No stock credits are accruing under the Plan. Mr. Durden’s stock credit balance is payable in cash or Company common stock, at Mr. Durden’s election, upon his retirement.

[5]	The amount shown for Mr. Ainslie was a contribution by the Company to a charitable organization in connection with an event recognizing Mr. Ainslie for his services to that organization. The amounts shown for Messrs. Durden, Lord and Revell reflect contributions by the Company to nonprofit organizations selected by these directors in connection with our Charitable Matching Program described below.

[6]	Mr. Frampton resigned from the Board on November 26, 2008.

[7]	Mr. Walton retired from the Board at the Annual Meeting of Shareholders held on May 13, 2008.

Cash Compensation.  In 2008, our non-employee directors were paid the following fees:

•	$50,000 annual retainer for each non-employee director;

•	$5,000 to the Chairs of the Compensation and Governance and Nominating Committees;

•	$10,000 to the Chair of the Audit and Finance Committee; and

•	$15,000 to the lead director.

All fees are paid quarterly in advance. We do not pay meeting fees. Directors could elect to receive their annual fees in common stock in lieu of cash having an aggregate value equal to $62,500, or 1.25 times the cash-only retainer of $50,000. Directors could also elect to receive a combination of common stock in the amount of $42,500 and cash in the amount of $20,000. Committee chairs and the lead director could also elect to receive their additional retainers in the form of common stock at a value equal to 1.25 times the additional cash retainer. Shares of common stock issued in lieu of cash fees are granted on the first business day of each quarter.

During 2008, Mr. Greene and Mr. Rummell were the only directors who were also employees of the Company, and Mr. Greene received no additional compensation for his service as a director. From the date of Mr. Rummell’s retirement from his position as CEO on May 13, 2008, to his resignation from the Board on August 11, 2008, Mr. Rummell was paid $62,500 as compensation for his service as Chairman of the Board.

In addition to the fees described above, Mr. Durden was paid an additional $17,063 in shares of common stock for his additional services as Chairman of the Board during 2008 after Mr. Rummell’s resignation.

The Compensation Committee reviews and approves director compensation annually. For 2009, the Board established a fee of $50,000 for the non-executive Chairman of the Board. The Board also increased the fees payable to the Chairperson of the Compensation Committee to $7,500 and the Chairperson of the Audit and Finance Committee to $15,000. These fee increases reflect the increased duties involved with each of these positions. As described above, the Committee chairs and the Chairman of the Board may elect to receive their additional fees in the form of common stock at a value equal to 1.25 times the cash amount.

Stock Compensation.  Each director is granted 1,500 shares of our common stock annually in May upon re-election to the Board. Each director has agreed to retain ownership of any shares of common stock received until the earlier of five years from the date of grant or the director’s retirement from the board. Directors are subject to our Stock Ownership Policy as described in the CD&A under “Long-Term Incentive Program — Policies Regarding Equity Ownership” on page 39.

Expense Reimbursement.  We reimburse directors for travel expenses related to attending Board and committee meetings. In certain circumstances, we will pay the costs for directors to fly on our corporate airplane to attend Board and committee meetings. We also invite director spouses to accompany directors to our May board meeting, for which we pay or reimburse travel expenses.

We also reimburse directors for seminar fees and travel expenses associated with attending one approved educational seminar each year. Participation in our health insurance program is available for directors at their expense.

Charitable Matching Program.  We have chosen to support the charitable and civic activities of our directors. We will match each director’s cash contributions to charities in which he or she serves as an officer or trustee up to an aggregate annual amount of $5,000 per director. We will also contribute to events at which directors are recognized for their services to charitable or civic causes.

V.  Security Ownership of Certain Beneficial Owners,
Directors and Executive Officers

Principal Holders of Stock

To our knowledge, the only beneficial owners of more than five percent of the outstanding shares of our common stock are the shareholders listed below:

	Number of Shares
Name and Address	Beneficially Owned	Percent of Class[1]

Fairholme Capital Management, LLC, Bruce R. Berkowitz and Fairholme Funds, Inc.	15,756,631[2]	17.0%
4400 Biscayne Boulevard, 9th Floor
Miami, FL 33137
Janus Capital Management, LLC and
Janus Contrarian Fund	12,616,075[3]	13.6%
151 Detroit Street
Denver, CO 80206
T. Rowe Price Associates, Inc.	9,671,461[4]	10.5%
100 E. Pratt Street
Baltimore, MD 21202
Third Avenue Management LLC	8,503,168[5]	9.2%
622 Third Avenue, 32nd Floor
New York, NY 10017
Marsico Capital Management, LLC	6,042,475[6]	6.5%
1200 17th Street, Suite 1600
Denver, CO 80202

[1]	The percentages are based on 92,488,861 shares outstanding on March 20, 2009. All percentages are rounded to the nearest tenth of one percent.

[2]	The amount shown for Fairholme Capital Management, LLC (“Fairholme”), Bruce R. Berkowitz and Fairholme Funds, Inc. is based on the number of shares reported on Schedule 13G filed on February 10, 2009 with the SEC. According to the Schedule 13G, Fairholme and Mr. Berkowitz shared the power to vote or direct the vote of 14,271,700 shares and shared the power to dispose or direct the disposition of 15,614,431 shares at January 31, 2009. Fairholme Funds, Inc. shared the power to vote or direct the vote and the power to dispose or direct the disposition of 13,538,700 shares at January 31, 2009.

Subsequent to the filing of the Schedule 13G described above, we received a notice letter from Fairholme Funds, Inc. in connection with its governmental filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Notice Letter”). In the Notice Letter, Fairholme Funds, Inc. reported ownership of 13,680,900 shares as of February 23, 2009. This increased amount has been included in the amount shown in the table above. The Notice Letter also indicated the intent of Fairholme Funds, Inc. to acquire up to 19.9% of our outstanding common stock.

[3]	The amount shown for Janus Capital Management, LLC (“Janus Capital”) and Janus Contrarian Fund (“Janus Fund”) is based on the number of shares reported on Schedule 13G filed on February 17, 2009 with the SEC. According to the Schedule 13G, Janus Capital had the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 10,973,075 shares at December 31, 2008. Janus Capital shared the power to vote or direct the vote and shared the power to dispose or direct the disposition of 1,643,000 shares at December 31, 2008. Janus Fund had the sole power to vote or direct the vote and the sole power to dispose or direct the disposition of 8,649,012 shares at December 31, 2008.

[4]	The amount shown for T. Rowe Price Associates, Inc. (“T. Rowe Price”) is based on the number of shares reported on Schedule 13G filed on February 12, 2009 with the SEC. According to the

Schedule 13G, T. Rowe Price had the sole power to vote or direct the vote of 1,425,025 shares and the sole power to dispose or direct the disposition of 9,670,661 shares at December 31, 2008.

[5]	The amount shown for Third Avenue Management LLC (“Third Avenue”) is based on the number of shares reported on Schedule 13G filed on January 12, 2009 with the SEC. According to the Schedule 13G, Third Avenue had the sole power to vote or direct the vote of 8,445,693 shares and the sole power to dispose or direct the disposition of 8,503,168 shares at December 31, 2008. The amount reported in the Schedule 13G for Third Avenue includes 4,475,900 shares held by Third Avenue Value Fund, as well as shares held by other investment funds.

[6]	The amount shown for Marsico Capital Management, LLC (“Marsico”) is based on the number of shares reported on Schedule 13G filed on February 10, 2009 with the SEC. According to the Schedule 13G, Marsico had the sole power to vote or direct the vote of 4,245,649 shares and the sole power to dispose or direct the disposition of 6,042,475 shares at January 31, 2009.

Common Stock Ownership by Directors and Executive Officers

The following table sets forth the number of shares of our common stock beneficially owned by the directors, the named executives (excluding Mr. Rummell and Mr. Corr who are no longer employed by the Company), and the directors and all executive officers as a group, as of March 20, 2009.

Amount and Nature of
Name	Beneficial Ownership[1]	Percent of Class[2]

Michael L. Ainslie	46,859[3]		*
Hugh M. Durden	28,354[4]		*
Thomas A. Fanning	11,471[5]		*
Wm. Britton Greene	342,111[6]		*
Adam W. Herbert, Jr.	11,496[5]		*
Delores M. Kesler	14,231[5]		*
John S. Lord	32,970[7]		*
Christine M. Marx	84,351[8]		*
William S. McCalmont	118,580[9]		*
Walter L. Revell	40,121[10]		*
Stephen W. Solomon	65,712[11]		*
Directors and Executive Officers as a Group (11 persons)	796,256		*

[1]	Each director and executive officer listed has sole voting and dispositive power over the shares listed.

[2]	The percentages are based on 92,488,861 shares outstanding on March 20, 2009. An “*” indicates less than 1% ownership.

[3]	Includes 20,752 shares which Mr. Ainslie has the right to purchase through the exercise of vested stock options and 1,500 shares of common stock to be issued in May 2009 as part of each outside director’s annual compensation.

[4]	Includes 12,000 shares which Mr. Durden has the right to purchase through the exercise of vested stock options and 1,500 shares of common stock to be issued in May 2009 as part of each outside director’s annual compensation.

[5]	Includes 1,500 shares of common stock to be issued in May 2009 as part of each outside director’s annual compensation.

[6]	Includes 57,095 shares which Mr. Greene has the right to purchase through the exercise of vested stock options.

[7]	Includes 17,849 shares which Mr. Lord has the right to purchase through the exercise of vested stock options and 1,500 shares of common stock to be issued in May 2009 as part of each outside director’s annual compensation.

[8]	Includes 24,793 shares which Ms. Marx has the right to purchase through the exercise of vested stock options.

[9]	Includes shares which Mr. McCalmont has the right to purchase through the exercise of vested stock options (7,500) and stock options that will vest within 60 days (7,500).

[10]	Includes 20,752 shares which Mr. Revell has the right to purchase through the exercise of vested stock options and 1,500 shares of common stock to be issued in May 2009 as part of each outside director’s annual compensation.

[11]	Includes 10,280 shares which Mr. Solomon has the right to purchase through the exercise of vested stock options.

APPENDIX A

THE ST. JOE COMPANY

2009 EQUITY INCENTIVE PLAN

ARTICLE 1 — PURPOSE AND GENERAL PROVISIONS

1.1 Establishment of Plan. The St. Joe Company, a Florida corporation (the “Company”), hereby establishes an equity incentive compensation plan to be known as “The St. Joe Company 2009 Equity Incentive Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The purpose of the Plan is to increase shareholder value and to promote the long-term growth and profitability of the Company and its Subsidiaries (as defined below) by providing a variety of economic incentives designed to motivate, retain and attract employees and directors of the Company and its Subsidiaries.

1.3 Types of Awards. Awards under the Plan may be made to Employees and Directors in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards (as such terms are defined below) or any combination of these.

1.4 Effective Date. The Plan was approved by the Board of Directors of the Company on February 10, 2009, contingent upon its approval by the Company’s shareholders. The Plan shall be effective as of the date on which the Plan is approved by the Company’s shareholders (the “Effective Date”).

1.5 Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Committee (as defined below) to amend or terminate the Plan at any time pursuant to Article 13 hereof; provided, however, that no Award of Incentive Stock Options shall be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

1.6 Effect on Prior Plans. After the Effective Date, no further awards will be made under the Prior Plans (as defined below) and shares of Common Stock (as defined below) reserved for issuance thereunder shall not be available for future awards under the Prior Plans or the Plan after the Effective Date. For the avoidance of doubt with respect to awards made under any of the Prior Plans, the rights of the holders of such prior awards shall continue to be governed by the provisions of the Prior Plan under which the prior awards were made.

ARTICLE 2 — DEFINITIONS

Whenever used herein, the following terms shall have their respective meanings set forth below:

“Available Shares” shall have the meaning set forth in Section 4.1 hereof.

“Award” means an award granted to a Participant under the Plan that includes Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, or a combination of any of these.

“Award Agreement” means the written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to a Participant under the Plan.

“Board of Directors” and “Board” mean the Board of Directors of the Company.

“Cause” means termination due to (a) a Participant’s continued failure to substantially perform the Participant’s employment duties to the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Participant’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company; or (b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act or failure to act on the part of the Participant shall be considered “willful” if done, or omitted to be done, by the Participant in good faith or with reasonable belief that the Participant’s action or omission was in the best interests of the Company.

“Change in Control” means the occurrence of one of the following events:

(a) The acquisition (whether by tender offer, exchange offer or other business combination or by the purchase of shares or other securities (including from the Company), and whether in a single transaction or multiple transactions), by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the Company’s then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that any acquisition by (i) the Company or its Subsidiaries or (ii) any employee benefit plan (or related trust) of the Company or its Subsidiaries or (iii) any corporation with respect to which, following such acquisition, more than 50% of, respectively, such corporation’s then outstanding common stock and the voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners of either the Company’s outstanding Common Stock or the Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Company’s outstanding Common Stock or the Company Voting Securities, as the case may be, shall not constitute a Change in Control; or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof who is elected by the Company’s shareholders or was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Board; or

(c) The Company consummates (x) a reorganization, merger, consolidation or other business combination, in each case with respect to which all or substantially all of the persons who were the respective beneficial owners of the Company’s then outstanding Common Stock and the Company Voting Securities immediately prior to such reorganization, merger, consolidation or business combination do not, following such reorganization, merger, consolidation or business combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common stock or other equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such reorganization, merger, consolidation or business combination, or (y) a complete liquidation or dissolution of the Company, or (z) the sale or other disposition of all or substantially all of the assets of the Company in one transaction or series of related transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and as in effect at the time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m), and the Listing Standards.

“Common Stock” means the Common Stock, no par value per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Company” means The St. Joe Company, a Florida corporation, and its successors and assigns.

“Covered Employee” means a Participant who, as of the date an Award could be deductible by the Company or a Subsidiary, is one of the group of “covered employees” as defined in the regulations promulgated or other guidance under Code Section 162(m), as determined by the Committee.

“Date of Grant” means the date on which the Committee completes the corporate action granting the Award, or such other later date as is determined by the Committee. Notice of the granting of the Award shall be provided to the Participant to whom the Award is granted within a reasonable time after the Date of Grant.

“Director” means any individual who is a member of the Board; provided, however, that any Director who is also an Employee shall not be considered a Director for purposes of the Plan, but instead shall be considered an Employee for purposes of the Plan.

“Disability” means, unless otherwise provided by the Committee and set forth in the applicable Award Agreement, (i) with respect to any Incentive Stock Option, disability as determined under Code Section 22(e)(3), and (ii) with respect to any other Award, that the Participant is “disabled” as determined under Code Section 409A(a)(2)(C). All determinations of Disability shall be made by the Committee or its designee.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award (other than an Option or SAR) held by such Participant.

“Effective Date” shall have the meaning set forth in Section 1.4 hereof.

“Employee” means any person who is an employee of the Company or any Subsidiary (including Directors who are also employees of the Company or any Subsidiary).

“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“Fair Market Value” of a share of Common Stock means, as of the date in question,

(a) if the Common Stock is listed for trading on the New York Stock Exchange, the closing sale price of the Common Stock on such date, as reported on the New York Stock Exchange Composite Tape or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b) if the Common Stock is not so listed, but is listed on another national securities exchange, the closing sale price of the Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(c) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of the Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(d) if the Common Stock is not publicly traded and reported, the fair market value as determined by the Committee.

“Incentive Stock Option” or “ISO” means an Option conforming to the requirements of Code Section 422 and any successor thereto.

“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Listing Standards” means the listing standards of any exchange or self-regulatory organization on which the Common Stock of the Company is listed.

“Nonqualified Stock Option” or “NSO” means any Option other than an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated by the Committee as either an Incentive Stock Option or a Nonqualified Stock Option and, in the absence of such designation, shall be treated as a Nonqualified Stock Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

“Participant” means an Employee or Director who has received a grant of an Award under the Plan.

“Performance Award” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock or a specific dollar amount established by the Committee, the final value of which, if any, shall be based upon the achievement of such Performance Goal(s) during the relevant Performance Period as the Committee shall establish at the time of such Award. Settlement of Performance Awards may be paid to the Participant by delivery of cash, shares of Common Stock, or any combination thereof, as the Committee shall determine.

“Performance Goal” means a performance goal or target established by the Committee pursuant to Section 9.1 with respect to one or more Performance Measures.

“Performance Measure” shall have the meaning set forth in Section 9.2.

“Performance Period” means a period established by the Committee pursuant to Section 9.1 for Awards with performance-based vesting conditions at the end of which one or more Performance Goals are to be measured.

“Performance Share” means a Performance Award granted to a Participant that is valued by reference to a share of Common Stock.

“Performance Unit” means a Performance Award granted to a Participant that is valued by reference to a specific dollar amount established by the Committee.

“Performance Vesting Formula” means, for any Performance Award, or Restricted Stock or RSU Award subject to performance-based vesting conditions, a formula, methodology or table established by the Committee pursuant to Section 9.1 which provides the basis for computing the value of an Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

“Plan” means The St. Joe Company 2009 Equity Incentive Plan, as amended from time to time.

“Prior Plan(s)” means the Company’s 1997 Stock Incentive Plan, 1998 Stock Incentive Plan, 1999 Stock Incentive Plan and the 2001 Stock Incentive Plan (each as currently in effect on the Effective Date hereof).

“Restricted Stock” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including an Award of shares that the Committee grants under the Plan to Directors with no restrictions.

“Restricted Stock Unit” or “RSU” means a right granted under Article 7 of the Plan to receive a number of shares of Common Stock, or a cash payment for each such share equal to the Fair Market Value of a share of Common Stock, on a specified date.

“Restriction Period” means the period commencing on the Date of Grant of an Award of Restricted Stock or an RSU and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture and/or other restrictions as provided in the Plan and/or Award Agreement.

“Retirement” means with respect to any Participant who is an Employee, (i) a voluntary termination of employment with the Company and all Subsidiaries by the Participant after the Participant has completed five (5) years of continuous service (as determined by the Committee) and attainment of age 55, or (ii) as otherwise determined by the Committee. A Participant shall not be “retired” for purposes of this definition if the Participant performs, or plans to perform, services (as an employee, independent contractor or in another capacity) on a substantially full-time basis (as determined by the Committee) for any third party.

“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in shares of Common Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

“Subsidiary” means a corporation or other entity in which the Company has a controlling interest and any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” means ownership of stock or other ownership interests possessing at least 50% of the total voting power, value or interests of the corporation or other entity, as set forth in Section 1.414(c)-2(b)(2)(i) of the U.S. Treasury Regulations (but substituting “at least 50%” for “at least 80%” each place it appears therein).

ARTICLE 3 — ADMINISTRATION; POWERS OF THE COMMITTEE

3.1 General. The Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) Subject to the provisions of the Plan, the Committee shall be authorized to (i) select Employees and Directors to participate in the Plan, (ii) determine the form, substance, timing and frequency of Awards made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret the Plan and Awards granted thereunder, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem appropriate to carry it into effect.

(c) Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

(d) In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee shall make adjustments in the terms of such assumed awards under the Plan as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made available under the Plan.

(e) To the extent permitted by law, the Committee may designate and grant authority to Employees to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.

3.3 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including, without limitation, provisions related to the consequences of termination of employment. A copy of such Award Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Award Agreement or a copy of a notice of grant.

3.4 No Repricing of Options or SARs. Except for adjustments pursuant to Section 4.3 hereof or as otherwise approved by the Company’s shareholders, any outstanding Option or SAR shall not be amended to reduce the Option Exercise Price or SAR exercise price, and shall not be canceled in exchange for cash, other Awards or an Option or SAR with an Option Exercise Price or SAR exercise price that is less than the Option Exercise Price or SAR exercise price of the original Option or SAR.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or Employees, members of the Board or the Committee and any Employees to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

ARTICLE 4 — SHARES AVAILABLE UNDER THE PLAN

4.1 Number of Shares.

(a) Subject to adjustment as provided in this Section and in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to all Awards available under the Plan is two million (2,000,000) shares (the “Available Shares”). All of the Available Shares may but are not required to be issued pursuant to Incentive Stock Options.

(b) If, for any reason, any shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, without limitation, (i) a forfeiture of Restricted Stock or a Restricted Stock Unit, (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Award, or (iii) settlement of any Award in cash rather than shares of Common Stock, such shares shall again be available for issuance pursuant to an Award under the Plan and shall be added to the Available Shares.

(c) Shares subject to an Award under the Plan shall not again be made available for issuance pursuant to an Award under the Plan and shall be deducted from the Available Shares if such shares are: (i) shares that were subject to an SAR and were not issued or delivered upon the net settlement of such SAR; and (ii) shares delivered to or withheld by the Company to pay the Option Exercise Price, purchase price and/or tax withholding obligation under an Award.

4.2 Individual Limits. The following limits shall apply to Awards under the Plan:

(a) Options and SARs.  The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to

Awards in any one calendar year to any one Participant shall be five hundred thousand (500,000) shares.

(b) Restricted Stock and RSUs.  The maximum number of shares of Restricted Stock and Restricted Stock Units subject to vesting conditions based on the attainment of Performance Goals that may be granted pursuant to Awards in any one calendar year to any one Participant shall be two hundred thousand (200,000) shares.

(c) Performance Awards.  With respect to Performance Awards that have a specific dollar-value target and are not payable in shares of Common Stock, the maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Performance Awards granted in any one fiscal year to any one Participant shall be ten million dollars ($10,000,000). With respect to Performance Awards that are payable in shares of Common Stock, the maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Performance Awards granted in any one fiscal year to any one Participant shall be four hundred thousand (400,000) shares.

4.3 Adjustment of Shares. If any change in corporate capitalization (such as a stock split, reverse stock split, stock dividend, combination or reclassification of shares, or any other similar transaction; or a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders or other similar corporate transaction or event) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a) the limitations on the aggregate number of shares of Common Stock that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c) the number and class of shares of Common Stock that may be subject to an Award, and which have not been issued under an outstanding Award;

(d) the Option Exercise Price under outstanding Options and the number of shares of Common Stock to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

ARTICLE 5 — STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to Employees and Directors selected by the Committee. Subject to Section 4.2(a), the Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided, however, that the Committee may grant ISOs only to Employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code).

5.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option pertains and such other terms, conditions and restrictions as the Committee shall determine. The Award Agreement shall further specify whether the Award is intended to be an ISO or a Nonqualified Stock Option. Any portion of an Option that is not designated in the Award Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a Nonqualified Stock Option.

5.3 Duration of Options. Each Option shall expire at such time as the Committee shall determine on the Date of Grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. If an Award Agreement does not specify an expiration date, the Option’s expiration date shall be the tenth (10th) anniversary of its Date of Grant.

5.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such terms, conditions and restrictions as the Committee shall in each instance approve, as set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. The Committee may provide in the Award Agreement for automatic accelerated vesting and other rights upon the occurrence of events specified in the Award Agreement.

5.5 Option Exercise Price. The Option Exercise Price for each grant of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code Section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation.

5.6 Payment of Option Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the Option Exercise Price for the number of shares of Common Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Common Stock owned by the Participant having a Fair Market Value not less than the aggregate Option Exercise Price, (iii) by directing the Company to retain all or a portion of the shares of Common Stock otherwise issuable to the Participant under the Plan pursuant to such exercise having a Fair Market Value equal to the aggregate Option Exercise Price, (iv) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option Exercise Price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Common Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Common Stock.

5.7 Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant of the ISO or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary of its Date of Grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and its subsidiaries (as defined in Code Section 424)) which are first exercisable in any calendar year for shares having an aggregate Fair Market Value (determined as of the Date of Grant of the Option) that exceeds One Hundred Thousand Dollars ($100,000). Any such excess shall instead automatically be treated as a Nonqualified Stock Option. Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the number of shares available for grant under the Plan shall only be applied to the extent permitted by Code Section 422 and the regulations promulgated thereunder.

ARTICLE 6 — STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may from time to time grant SARs to Employees and Directors selected by the Committee. Subject to Section 4.2(a), the Committee shall have sole discretion in determining the number of shares subject to SARs granted to each Participant. SARs shall be granted independently of any Option, and shall not be granted in tandem with a related Option.

6.2 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price of the SAR, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains and such other terms, conditions and restrictions as the Committee shall determine.

6.3 Exercisability and Term of SARs. SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR. Each SAR shall expire at such time as the Committee shall determine on the Date of Grant. If an Award Agreement does not specify an expiration date, the SAR’s expiration date shall be the tenth (10th) anniversary of its Date of Grant.

6.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 6.6) of an SAR, the Participant shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in a lump sum upon the date of exercise of the SAR and shall be made in cash, shares of Common Stock, or any combination thereof as determined by the Committee and set forth in the applicable Award Agreement. When payment is to be made in shares of Common Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR. For purposes of this Section 6.4, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant, or as otherwise provided in Section 6.6.

6.5 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

6.6 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

ARTICLE 7 — RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units to Employees and Directors selected by the Committee. Awards of Restricted Stock and RSUs may (but need not) be made subject to vesting conditions based upon the satisfaction of time-based service requirements or the satisfaction of Performance Goals, and may contain such other conditions and restrictions, as shall be established by the Committee. If either the grant of or the satisfaction of vesting conditions applicable to an Award of Restricted Stock or RSUs is to be contingent upon the attainment of one or more Performance Goals, the Award shall be subject to the terms and provisions of Article 9 hereof.

7.2 Award Agreement. The Restricted Stock or RSU Award Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock or RSU, which may be equal to, or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions or vesting conditions applicable to the Restricted Stock or RSU such as continued service or achievement of Performance Goals; the length of the Restriction Period, if any, and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the shares during the Restriction Period.

7.3 Settlement of RSUs. An Award Agreement for RSUs may provide that the RSUs will be settled in cash or in shares of Common Stock or a combination thereof, or the Committee may reserve the right in the Award Agreement to select the form of payment in its discretion at the time of settlement. Unless otherwise provided in the Award Agreement, settlement of the RSUs shall be made in a lump sum no later than two and one-half (2.5) months after the end of the Company’s or the Participant’s taxable year (whichever ends later) in which the Restriction Period applicable to the RSUs ends.

7.4 Custody of Shares of Restricted Stock. Upon an Award of Restricted Stock to a Participant, shares of Restricted Stock shall be registered in the Participant’s name in the books and records of the Company and/or its stock transfer agent. Such shares shall be held in custody by the Company and/or its stock transfer agent and shall not be delivered to the Participant until the restrictions applicable to such shares lapse.

7.5 Voting Rights, Dividends and Other Distributions.

(a) Restricted Stock.  Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock (during the Restriction Period) be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock (during the Restriction Period) be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same terms, conditions and restrictions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

(b) RSUs.  Participants shall have no voting or dividend rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any RSU Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole RSUs as of the date of payment of such cash dividends on Common Stock. The number of additional RSUs (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the RSUs previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional RSUs shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the RSUs originally subject to the RSU Award. In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s RSU Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same terms, conditions and restrictions as are applicable to the Award.

ARTICLE 8 — PERFORMANCE AWARDS

8.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Performance Awards to Employees and Directors selected by the Committee. Performance Awards may be granted in the form of Performance Shares, Performance Units or a combination thereof. Each Performance Award shall contain performance-based vesting conditions and shall be subject to the terms and provisions of Article 9 hereof.

8.2 Award Agreement. Each Performance Award shall be evidenced by an Award Agreement that shall specify the number of Performance Shares and/or Performance Units subject thereto, the Performance Vesting Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

8.3 Initial Value of Performance Shares and Performance Units. Each Performance Share shall be valued initially by reference to the Fair Market Value of one (1) share of Common Stock on the Date of Grant. Each Performance Unit shall be valued initially by reference to a specific dollar amount established by the Committee on the Date of Grant. The final value payable to the Participant in settlement of a Performance Share or Performance Unit shall be determined on the basis of the applicable Performance Vesting Formula and will depend on the extent to which the Performance Goal(s) established by the Committee with respect to such Awards are attained within the applicable Performance Period established by the Committee.

8.4 Settlement of Performance Awards.

(a) Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.3 and 9.4, payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award, and in any event, payment shall be made no later than two and one-half (2.5) months after the end of the Company’s or the Participant’s taxable year (whichever ends later) in which the Performance Period applicable to the Performance Award ends. Payment of such amount shall be made in cash, shares of Common Stock, or any combination thereof as set forth in the Award Agreement, or the Committee may reserve the right in the Award Agreement to select the form of payment in its discretion at the time of settlement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment (whether in cash, shares of Common Stock, or any combination thereof) shall be made in a lump sum.

(b) Provisions Applicable to Payment in Shares.  If payment in settlement of Performance Units is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Units by the Fair Market Value of a share of Common Stock determined by the method specified in the Award Agreement. Shares of Common Stock issued in payment of any Performance Award shall be fully vested and freely transferable shares of Common Stock.

8.5 Voting Rights; Dividend Equivalent Rights; Distributions.

(a) Participants shall have no voting or dividend rights with respect to Performance Awards until the date of the issuance of any shares of Common Stock upon settlement of the Award, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(b) The Committee, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Common Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Common Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Common Stock, or any combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 8.4. Dividend Equivalent Rights shall not be paid with respect to Performance Units.

(c) In the event of a dividend or distribution paid in shares of Common Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

ARTICLE 9 — PERFORMANCE-BASED VESTING CONDITIONS

9.1 Establishment of Performance Period, Performance Goals and Performance Vesting Formula. In granting each Award subject to performance-based vesting conditions, the Committee shall establish in writing the applicable Performance Period, Performance Vesting Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Vesting Formula the final value of the Award to be paid to the Participant. With respect to each Award intended to comply with Code Section 162(m), the Committee shall establish the Performance Goal(s) and Performance Vesting Formula applicable to each Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain, unless otherwise permitted in compliance with the requirements under Code Section 162(m). Once established, the Performance Goals and Performance Vesting Formula applicable to an Award shall not be changed during the Performance Period, except as may otherwise be permitted by the Plan or Award Agreement.

9.2 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained with respect to one or more measures of business or financial performance (each, a “Performance Measure”).

(a) Performance Measures.  Performance Measures may be one or more of the following, as determined by the Committee:

(1) revenues;

(2) revenue growth;

(3) gross margin;

(4) operating margin;

(5) operating income;

(6) earnings from continuing operations;

(7) consolidated pre-tax earnings;

(8) earnings before taxes (EBT)

(9) earnings before interest and taxes (EBIT);

(10) earnings before interest, taxes and depreciation and amortization (EBITDA);

(11) net income;

(12) expenses;

(13) cash flow;

(14) cash flow return;

(15) market price of the Common Stock;

(16) price appreciation of the Common Stock;

(17) earnings per share;

(18) total shareholder return;

(19) return on shareholder equity;

(20) return on capital;

(21) return on assets;

(22) return on net assets;

(23) joint ventures, partnerships, leases and other strategic transactions;

(24) acquisitions and/or divestitures;

(25) land use entitlements;

(26) asset value; and

(27) economic value added.

The Committee can establish Performance Measures other than those described above for Awards granted to Participants that are not Covered Employees and for Awards to Covered Employees that are not intended to qualify for an exemption from the deduction limit of Code Section 162(m).

(b) Calculation of Performance Measures.  Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such Subsidiary, division or other business unit as may be selected by the Committee. Performance Measures shall have the same meanings as used in the Company’s financial statements or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles or as used generally in the Company’s industry. For purposes of the Plan, the Performance Measures applicable to an Award shall be calculated in accordance with generally accepted accounting principles, if applicable, without giving effect (whether positive or negative) to (1) the accrual or payment of any Award with performance-based vesting conditions for the same Performance Period, (2) any change in accounting standards, or (3) any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award.

(c) Performance Goals.  Performance Goals may include a minimum, maximum and target level, as well as additional intermediate levels, of performance, with the final value of the Award determined under the applicable Performance Vesting Formula by the level attained during the applicable Performance Period. A Performance Goal may be expressed in terms of attaining a specified level of the Performance Measure or the attainment of an increase, decrease or improvement in the particular objective, and may involve comparisons with respect to historical results, all as the Committee deems appropriate. A Performance Goal may be stated as an absolute value, in percentages, or in terms of growth or savings from period to period or growth or savings rates over time. A Performance Goal may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Performance Period.

9.3 Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to an Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Vesting Formula.

9.4 Downward Adjustment of Award Formula for Covered Employees. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Award determined in accordance with the Performance Vesting Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Award that is intended to qualify for an exemption from the deduction limit of Code Section 162(m).

9.5 Awards Not Qualifying for Code Section 162(m) Exemption. In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for an exemption from the deduction limit of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10 — VESTING, SPECIAL RULES AND CHANGE IN CONTROL

10.1 Death or Disability. Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, if a Participant ceases to be a Director or Employee due to the death or Disability of the Participant, (i) all of the Participant’s Options and SARs shall become fully vested and exercisable and shall remain so for a period of 24 months from the date of such death but in no event after the expiration date of the Options or SARs; (ii) the Restriction Period applicable to any Restricted Stock or RSU shall terminate as of the Participant’s date of death, or termination due to Disability, as applicable, if the Restriction Period was based solely on the requirement to continue to perform services; and (iii) all Performance Awards held by the Participant and all of the Participant’s Restricted Stock and RSUs with performance-based vesting conditions shall be forfeited immediately upon such death or termination due to Disability. Notwithstanding the foregoing subsection (iii), if provided by the Committee and set forth in the applicable Award Agreement, the Participant shall be eligible to receive a cash payment with respect to such forfeited Performance Awards and Restricted Stock and RSUs with performance-based vesting conditions, which payment shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period, prorated based on the amount of time from the beginning of the Performance Period through the date of the Participant’s death, or termination due to Disability, as applicable, compared to the total length of the Performance Period. With respect to the foregoing, any cash payment shall be calculated as determined by the Committee and set forth in the applicable Award Agreement and shall be made following the end of the Performance Period in any manner permitted by the applicable Award Agreement.

10.2 Retirement.

(a) Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, if a Participant other than a Director ceases to be an Employee due to the Retirement of the Participant, (i) all of the Participant’s Options, SARs and Restricted Stock (if the Restriction Period for the Restricted Stock was based solely on the requirement to continue to perform services) shall continue to vest according to the terms of the applicable Award Agreement so long as the Participant does not perform, or plan to perform, services (as an employee, independent contractor or in another capacity) on a substantially full-time basis (as determined by the Committee) for any third party (in which event all of the Participant’s Options, SARs and Restricted Stock shall be forfeited immediately); and (ii) all Performance Awards held by the Participant and all of the Participant’s Restricted Stock and RSUs with performance-based vesting conditions shall be forfeited immediately upon such Retirement. Notwithstanding the foregoing subsection (ii), if provided by the Committee and set forth in the applicable Award Agreement, the Participant shall be eligible to receive a cash payment with respect to such forfeited Performance Awards and Restricted Stock and RSUs with performance-based vesting conditions, which payment shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period, prorated based on the amount of time from the beginning of the Performance Period through the date of the Participant’s Retirement, compared to the total length of the Performance Period. With respect to the foregoing, any cash payment shall be calculated as determined by the Committee and set forth in the applicable Award Agreement and shall be made following the end of the Performance Period in any manner permitted by the applicable Award Agreement.

(b) With respect to any RSU granted to a Participant other than a Director with a Restriction Period based solely on the requirement to continue to perform services, the

Committee may in its discretion provide in the Award Agreement that the Restriction Period with respect to such RSU shall terminate if the Participant ceases to be an Employee of the Company and its Subsidiaries due to the Retirement of the Participant as provided in Section 10.2(a), provided however that the terms of such RSU shall comply with the requirements of Code Section 409A.

10.3 For Cause Terminations. Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, if a Participant ceases to be a Director or Employee due to termination for Cause, (i) all of the Participant’s Options and SARs shall be forfeited immediately upon such termination of employment, whether or not such Awards are then exercisable; and (ii) all of the Participant’s Restricted Stock, RSUs, and Performance Awards that were not vested on the date of such termination shall be forfeited immediately upon such termination.

10.4 Other Terminations. Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, and except as otherwise provided in this Article 10, if a Participant ceases to be a Director or Employee for any reason other than death, Disability, termination for Cause, or Retirement (i) all of the Participant’s Options and SARs that were exercisable on the date of such termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such termination, but in no event after the expiration date of the Options or SARs; (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such termination shall be forfeited immediately upon such termination; and (iii) all of the Participant’s Restricted Stock, RSUs and Performance Awards that were not vested on the date of such termination shall be forfeited immediately upon such termination.

10.5 Special Vesting Rules for Directors.

(a) Awards of SARs and Performance Awards, and Restricted Stock and RSUs with Performance-Based Vesting Conditions.  Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, with respect to a Director of the Company whose period of service ends, either voluntarily or by reason of his or her not seeking re-election to the Board, not being re-nominated to the Board or not being re-elected to the Board, (i) any issued but unvested SARs granted to such Director during his or her term of office shall, upon such termination of service, become immediately vested; and (ii) all Performance Awards held by the Director and all of the Director’s Restricted Stock and RSUs with performance-based vesting conditions shall be forfeited immediately upon such end of service. Notwithstanding the foregoing subsection (ii), if provided by the Committee and set forth in the applicable Award Agreement, the Director shall be eligible to receive a cash payment with respect to such forfeited Performance Awards and Restricted Stock and RSUs with performance-based vesting conditions, which payment shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period, prorated based on the amount of time from the beginning of the Performance Period through the date of the Director’s end of service, compared to the total length of the Performance Period. With respect to the foregoing, any cash payment shall be calculated as determined by the Committee and set forth in the applicable Award Agreement and shall be made following the end of the Performance Period in any manner permitted by the applicable Award Agreement.

(b) Awards of RSUs with Time-Based Vesting Conditions.  With respect to any RSU granted to a Director during his or her term of office with a Restriction Period based solely on the requirement to continue to perform services, the Committee may in its discretion provide in the Award Agreement that the Restriction Period with respect to such RSU shall terminate upon the Director’s termination of service as provided in Section 10.5(a), provided however that the terms of such RSU comply with the requirements of Code Section 409A.

(c) Awards of Options and Restricted Stock without Performance-Based Vesting Conditions.  Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, all Options and Restricted Stock (except for Restricted Stock Awards that contain performance-based vesting conditions) granted to a Director during his or her term of office shall be immediately vested upon the Date of Grant.

10.6 Change in Control.

(a) Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, upon a Change in Control of the Company, (i) all of the Participant’s Options and SARs shall become fully vested and exercisable immediately prior to the Change in Control; (ii) the Restriction Period applicable to any Restricted Stock or RSU shall terminate immediately prior to the Change in Control if the Restriction Period was based solely on the requirement to continue to perform services; and (iii) any Performance Awards held by the Participant and any of the Participant’s Restricted Stock or RSUs with performance-based vesting conditions shall become vested as set forth in the applicable Award Agreement. The Committee shall pay out the amounts calculated under (iii) as soon as administratively practicable after the Change in Control.

(b) If provided by the Committee and set forth in the applicable Award Agreement, a Participant who has forfeited a Performance Award or an Award of Restricted Stock or RSUs with performance-based vesting conditions prior to a Change in Control due to the Participant’s death or Disability pursuant to Section 10.1, Retirement pursuant to Section 10.2(a) or cessation of service pursuant to Section 10.5(a), and who (or whose beneficiary), as of the date of the Change in Control, is eligible to receive a prorated cash payment with respect to such forfeited Award following the end of the applicable Performance Period pursuant to the terms of his or her Award Agreement, shall, in lieu of such cash payment, receive instead a cash payment with respect to such forfeited Award determined in connection with the Change in Control, prorated based on the amount of time from the beginning of the Performance Period through the date of the Participant’s death, Disability, Retirement or cessation of service, as applicable, compared to the total length of the Performance Period. With respect to the foregoing, any cash payment shall be calculated as determined by the Committee and set forth in the applicable Award Agreement and shall be made on or as soon as administratively practicable after the Change in Control.

(c) Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, in addition or in the alternative to Section 10.6(a) above, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Change in Control provided that the Committee provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the Award, as determined below and to the extent there is any such value. For purposes of this provision, the value of the Award shall be measured as of the date of the Change in Control and shall equal the value of the cash, shares or other property that would be payable to the Participant upon exercise or vesting of the Award, as applicable, less the amount of any payment required to be tendered by the Participant upon any exercise. For example, under this provision, in connection with a Change in Control, the Committee may cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Change in Control if their Options had been fully exercised immediately prior to such Change in Control, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Change in Control if their Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities, in cash and/or securities in the Committee’s discretion.

10.7 General. The provisions of this Article 10 shall apply only to the extent that the Committee has not provided otherwise in the applicable Award Agreement. Nothing in this Article 10 shall limit the power of the Committee to establish different or additional terms with respect to the subject matter described in this Article 10, including, without limitation, provisions regarding the vesting or forfeiture of Awards.

ARTICLE 11 — BENEFICIARY DESIGNATION

(a) To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime.

(b) In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

ARTICLE 12 — WITHHOLDING TAXES

12.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Common Stock, or to make any payment in cash under the Plan until the Company’s tax withholding obligations have been satisfied by the Participant.

12.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the tax withholding obligations of the Company. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the minimum amount of tax required to be withheld with respect to the transaction.

ARTICLE 13 — AMENDMENT AND TERMINATION

13.1 Amendment or Termination of Plan. The Board or the Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any Listing Standards or the affected Participants consent in writing. To the extent required by Code Section 162(m) or Code Section 422, other applicable law, and/or any Listing Standards, no amendment shall be effective unless approved by the shareholders of the Company.

13.2 Amendment of Award Agreement. The Committee may, at any time, amend outstanding Award Agreements in a manner not inconsistent with the terms of the Plan; provided, however, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Award Agreement in a manner that is not adverse to the Participant without the consent of such Participant.

ARTICLE 14 — MISCELLANEOUS PROVISIONS

14.1 Compliance with Laws.

(a) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity and under any blue sky or other securities laws. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

(b) At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards to Covered Employees shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater or less flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate.

(c) It is the intent of the Company that the Awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

14.2 Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Award Agreement, each Participant who receives an Award of Restricted Stock shall have (during and after the Restriction Period) all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions, to the extent, if any, such shares possess voting rights and rights to receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded an Option, SAR, RSU, or Performance Award shall have any right as a shareholder with respect to any shares covered by such Award prior to the date shares of Common Stock are delivered (and then only to the extent delivered) to the Participant in connection with the settlement or exercise of the Award.

14.3 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Common Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Common Stock credited to the account of the Participant, (b) by depositing such shares of Common Stock for the benefit of the Participant with a broker designated by the Company, or if permitted by the Company, any broker with which the Participant has an account relationship, or (c) by delivering such shares of Common Stock to the Participant in certificate form. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award. Any certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any Listing Standards and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

14.4 Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death to a beneficiary in accordance with Article 11, or by will or the laws of descent and distribution. Unless otherwise provided by the Committee and set forth in the applicable Award Agreement consistent with securities and other applicable laws, rules and regulations, no Option, SAR, Performance Award, RSU, or Restricted Stock granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant, other than upon the Participant’s death to a beneficiary in accordance with Article 11 or by will or the laws of descent and distribution. Unless otherwise provided by the Committee and set forth in the applicable Award Agreement, an Option, SAR, or Performance Award may be exercised during the Participant’s lifetime only by the Participant who was granted the Award or his or her guardian or legal representative; provided, however, that ISOs may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder. In the event of a transfer permitted by an Award Agreement, appropriate evidence of such transfer shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred pursuant to the terms of the applicable Award Agreement or otherwise in accordance with the Plan, the transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. Notwithstanding the foregoing, the Committee shall not permit any Award Agreement to provide for the transfer of an Award for value or consideration.

14.5 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the employ of the Company or any Subsidiary, or to serve as a Director thereof, or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant’s employment relationship at any time. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Company or any Subsidiary for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of

Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

14.6 Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

14.7 Impact of Restatement of Financial Statements upon Previous Awards. If any of the Company’s financial statements are restated as a result of errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, without limitation, the entire Award) that the Committee shall determine. The Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or a Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

14.8 Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

14.9 Successors. The terms of the Plan shall be binding upon the Company and its successors and assigns.

14.10 Tax Elections. Each Participant agrees to give the Committee, or its designee, prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code Section 83(b).

14.11 Compliance With Code Section 409A.

(a) General.  The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time. The Plan or any Award Agreement may be amended or interpreted by the Committee as it determines necessary or appropriate, including retroactively, in accordance with Code Section 409A to avoid a plan failure under Code Section 409A(a)(1).

(b) Separation from Service.  With respect to any Award that provides for a deferral of compensation for purposes of Code Section 409A and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of Retirement, if applicable), (i) any references herein and in the Participant’s Award Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Award Agreement to the contrary, if at the time of payment under such an Award, the Participant is a “key employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 14.11(b) shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “key employee” shall have the same meaning as assigned to that term under Code Section 416(i), without regard to Code Section 416(i)(5), and whether a Participant is a key employee shall be determined in accordance with written guidelines adopted by the Company for such purposes, or in the absence of such guidelines in accordance with the default rules under Section 1.409A-1(i) of the U.S. Treasury Regulations. Unless otherwise provided in the Award Agreement, the term “Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the U.S. Treasury Regulations, applying the default terms thereof.

(c) Qualifying Change in Control.  With respect to any Award that provides for a deferral of compensation for purposes of Code Section 409A and that is payable under its terms or in accordance with Section 10.6 of the Plan upon a Change in Control, or under which the time or form of payment of the Award varies depending on whether a Change in Control has occurred, any references herein and in the Participant’s Award Agreement to a Change in Control or date of the Change in Control shall refer to a Qualifying Change in Control or the date of a Qualifying Change in Control, as the case may be. For this purpose, a Qualifying Change in Control shall be a change in the ownership, a change in the effective control or a change in the ownership of a substantial portion of the assets of the corporation identified in Section 1.409A-3(i)(5)(ii) of the U.S. Treasury Regulations, each as defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, provided however that no event shall constitute a Qualifying Change in Control unless such event also constitutes a Change in Control as defined in Article 2 above.

14.12 Legal Construction.

(a) Severability.  If any provision of the Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

(b) Gender and Number.  Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) Governing Law.  To the extent not preempted by federal law, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to any choice of law provisions.

APPENDIX B

LIST OF COMPANIES IN MARKET CAP PEER GROUP

Advanced Medical Optics
A.G. Edwards
AGL Resources
Allegheny Energy
Alliance Data Systems
Alliant Techsystems
American Axle & Manufacturing
AMETEK
Ann Taylor Stores
Applebee’s International
Applera
ARAMARK
Atmos Energy
Ball
Beckman Coulter
Belo
BorgWarner
Brady
Cabot
Calpine
CB Richard Ellis
Celestica
CenterPoint Energy
Cephalon
Certegy
Choice Hotels International
Choicepoint
Citizens Communications
CMS Energy
Columbia Sportswear
Commerce Bancshares
Convergys
Cooper Cameron
Cooper Tire & Rubber
Covance
Crown Castle
Cytec
Dade Behring
Dana
Darden Restaurants
Dentsply
Dick’s Sporting Goods
Dow Jones
Dynegy
Eastman Chemical
Energen
Engelhard
Equifax
Equitable Resources
Flowserve
Foot Locker
Getty Images
Goodrich
Goodyear Tire & Rubber
Graco
Great Plains Energy
GTECH
Harsco
Hasbro
Health Net
Hearst-Argyle Television
Henry Schein
Hercules
Herman Miller
Hibernia National Bank
HNI
Hovnanian Enterprises
Humana
IKON Office Solutions
International Flavors & Fragrances
International Truck & Engine
J.M. Smucker
John Wiley & Sons
KB Home
Kennametal
Kerzner International
King Pharmaceuticals
Lafarge North America
Lear
Magellan Midstream Partners
Manpower
Martin Marietta Materials
Maytag
McClatchy
MDU Resources
Media General
Mercury Insurance
Meredith
Millennium Pharmaceuticals
Millipore
MSC Industrial Direct
Murphy Oil

B-1

Nicor
Northeast Utilities
NOVA Chemicals
Novell
NRG Energy
NSTAR
OGE Energy
ONEOK
Oshkosh Truck
PacifiCare Health Systems
People’s Bank
Peoples Energy
Pepco Holdings
PepsiAmericas
PerkinElmer
Pinnacle West Capital
PMC-Sierra
PNM Resources
Polo Ralph Lauren
Providian Financial
Puget Energy
Radian Group
Reynolds and Reynolds
Ross Stores
Sabre
SCANA
Scotts
7-Eleven
Smurfit-Stone Container
Snap-on
Sonoco Products
South Financial Group
SPX
Steelcase
St. Joe Company
SVB Financial
Symbol Technologies
TECO Energy
Tesoro
Thomas & Betts
Tiffany
Timken
Toro
Unisys
USG
Vectren
Washington Gas
Watson Pharmaceuticals
WebMD
Webster Bank
Wendy’s International
Westar Energy
Whirlpool
Williams-Sonoma
Wisconsin Energy
WPS Resources

B-2

THE ST. JOE COMPANY 245 RIVERSIDE AVENUE, SUITE 500 ATTN: CORPORATE SECRETARY JACKSONVILLE, FL 32202
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The St. Joe Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The St. Joe Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12099	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ST. JOE COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.			☐	☐	☐
Vote on Directors
1.	To elect as Directors of The St. Joe Company the nominees listed below.

	01) Michael L. Ainslie 02) Hugh M. Durden 03) Thomas A. Fanning 04) Wm. Britton Greene	05) Adam W. Herbert, Jr. 06) Delores M. Kesler 07) John S. Lord 08) Walter L. Revell

Vote On Proposals		For	Against	Abstain

2.	Approval of The St. Joe Company 2009 Equity Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M12100

THE ST. JOE COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 12, 2009
The shareholder(s) hereby appoint(s) Wm. Britton Greene and Christine M. Marx, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The St. Joe Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT on May 12, 2009 in the Riverfront Conference Room at 245 Riverside Avenue, Jacksonville, Florida 32202, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted for the director nominees and proposal(s) listed on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE